AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 2003
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

     PSEG POWER LLC                               PSEG POWER CAPITAL TRUST I
(Exact name of registrant                         PSEG POWER CAPITAL TRUST II
 as specified in charter)                        PSEG POWER CAPITAL TRUST III
                                                 PSEG POWER CAPITAL TRUST IV
                                                  PSEG POWER CAPITAL TRUST V
                                                  (Exact name of registrants
                                               as specified in Trust Agreements)

      DELAWARE             (State or other                 DELAWARE
                           jurisdiction of                01-6175282
     22-3663480            incorporation or               01-6175284
                            organization)                 51-6541007
                          (I.R.S. Employer                51-6541008
                         Identification No.)              51-6541013

     PSEG FOSSIL LLC                                  PSEG NUCLEAR LLC
(Exact name of registrant                         (Exact name of registrant
as specified in charter)                            as specified in charter)
        DELAWARE           (State or other                 DELAWARE
                           jurisdiction of
      22-3663481          incorporation or                22-3663482
                           organization)
                          (I.R.S. Employer
                          Identification No.)

PSEG ENERGY RESOURCES & TRADE LLC
    (Exact name of registrant
    as specified in charter)
            DELAWARE          (State or other jurisdiction of
                              incorporation or organization)
           22-3663483       (I.R.S. Employer Identification No.)

                                  80 PARK PLAZA
                                  P.O. BOX 1171
                          NEWARK, NEW JERSEY 07101-1171
                                 (973) 430-7000

       (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                Thomas M. O'Flynn
                          Executive VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                                 PSEG POWER LLC
                                  80 PARK PLAZA
                                  P.O. BOX 1171
                          NEWARK, NEW JERSEY 07101-1171
                                 (973) 430-7000

       (Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

                                 WITH COPIES TO:

   JAMES T. FORAN, ESQUIRE                        HOWARD G. GODWIN, JR., ESQUIRE
  ASSOCIATE GENERAL COUNSEL                       SIDLEY AUSTIN BROWN & WOOD LLP
  PUBLIC SERVICE ENTERPRISE                            787 SEVENTH AVENUE
     GROUP INCORPORATED                              NEW YORK, NEW YORK 10019
        80 PARK PLAZA
        P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
                                                   (continued on following page)

                                   ----------

      The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

================================================================================

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

      From time to time, after the Registration Statement becomes effective, as determined by market conditions and other factors.

                                   ----------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Proposed Maximum     Proposed Maximum
           Title Of Each Class Of                       Amount To Be     Offering Price    Per Aggregate Offering      Amount of
       Securities To Be Registered (1)                 Registered (2)      Unit (3)(4)          Price (3)(4)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
PSEG Power LLC Senior Debt Securities ..............
------------------------------------------------------------------------------------------------------------------------------------
Guarantees with respect to Senior Debt .............
------------------------------------------------------------------------------------------------------------------------------------
Securities PSEG Power Capital Trust I, II, III, IV
  and V Trust Preferred Securities .................
------------------------------------------------------------------------------------------------------------------------------------
PSEG Power LLC Guarantees with respect to Trust
  Preferred Securities(5) ..........................
------------------------------------------------------------------------------------------------------------------------------------
PSEG Power LLC Deferrable Interest Subordinated
  Debentures .......................................
------------------------------------------------------------------------------------------------------------------------------------
Total ..............................................  $2,000,000,000          100%             $2,000,000,000           $161,800
------------------------------------------------------------------------------------------------------------------------------------

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) There is being registered hereunder (a) a presently indeterminate principal amount of PSEG Power LLC Senior Debt Securities and related Guarantees of PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC for which no separate consideration will be received and (b) a presently indeterminate number of Trust Preferred Securities of PSEG Power Capital Trust I, II, III, IV and V and related Guarantees and Deferrable Interest Subordinated Debentures of PSEG Power LLC for which no separate consideration will be received. The initial offering price of the registered securities hereunder will not exceed $2,000,000,000.

(3)   Estimated solely for the purpose of determining the registration fee.

(4) Pursuant to Rule 457(n) and (o), the registration fee is calculated on the basis of the proposed maximum offering price of the securities being offered.

(5) This registration is deemed to include the rights of holders of the Trust Preferred Securities under the Guarantees of PSEG Power LLC and certain backup undertakings as described in the Registration Statement.

================================================================================

                                EXPLANATORY NOTE

      This Registration Statement contains the following two separate prospectuses:

      1. A form of prospectus to be used in connection with offerings by PSEG Power LLC of its Senior Debt Securities together with related guarantees of PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC.

      2. A form of prospectus to be used in connection with offerings by PSEG Power Capital Trust I, PSEG Power Capital Trust II, PSEG Power Capital Trust III, PSEG Power Capital Trust IV and PSEG Power Capital Trust V of Trust Preferred Securities, together with related debt securities and guarantees of PSEG Power LLC.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated May 30, 2003

PROSPECTUS

PSEG Power LLC
80 Park Plaza, P.O. Box 1171
Newark, New Jersey 07101-1171
(973) 430-7000

                                 $2,000,000,000

                                  [LOGO] PSEG
                                         Power LLC

                             Senior Debt Securities

      We may offer from time to time, together or separately, one or more series of our unsecured senior debt securities. The Debt Securities will rank equally with all of our other unsubordinated and unsecured indebtedness. The Debt Securities will be fully and unconditionally guaranteed jointly and severally by our three principal operating subsidiaries as described in this prospectus. The guarantees rank equally with these subsidiaries' unsecured and unsubordinated indebtedness.

      When a particular series of Debt Securities is offered, we will prepare a prospectus supplement setting forth the particular terms of the offered Debt Securities. You should read this prospectus and any prospectus supplement carefully before you make any decision to invest in the Debt Securities.

      The aggregate initial public offering price of all Debt Securities which may be sold under this prospectus shall not exceed $2,000,000,000 less the aggregate initial public offering price of any securities of certain of our funding entities which are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part.

      We will sell the Debt Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Debt Securities in respect of which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to us from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable prospectus supplement. See "Plan of Distribution" for possible indemnification arrangements for any such agents, underwriters and dealers.

      This prospectus may not be used to consummate sales of the Debt Securities without the delivery of one or more prospectus supplements.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in our Debt Securities involves risks. You should carefully review "Risk Factors" beginning on page 6 of this prospectus.

                                   ----------

                  The date of this prospectus is    , 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

About this Prospectus .....................................................    3

Where You Can Find More Information .......................................    3

Forward-Looking Statements ................................................    4

PSEG Power LLC ............................................................    5

Risk Factors ..............................................................    6

Use of Proceeds ...........................................................   12

Description of Debt Securities ............................................   12

Plan of Distribution ......................................................   31

Legal Opinions ............................................................   32

Experts ...................................................................   32

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that PSEG Power LLC filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the Debt Securities described in this prospectus in one or more offerings of one or more series. The aggregate principal amount of Debt Securities which we may offer under this prospectus is $2,000,000,000 less the aggregate initial public offering price of any securities of certain of our funding entities which are sold under a separate prospectus filed with the same registration statement. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

      We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into the registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports and other information with the SEC. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Our filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any particular offering of Debt Securities.

      o     Our Annual Report on Form 10-K for the year ended December 31, 2002;

      o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

      o     Our Current Reports on Form 8-K dated January 28, 2003 and April 15,
            2003.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our affairs may change after this prospectus and the prospectus supplement are distributed. You should not assume that the information in this prospectus and the prospectus supplement are accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, including documents incorporated by reference or deemed to be incorporated by reference, includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. When used herein or in documents incorporated by reference or deemed to be incorporated by reference, the words "will", "anticipate", "intend", "estimate", "believe", "expect", "plan", "hypothetical", "potential", "forecast", "project", variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. The following review of factors should not be construed as exhaustive:

      o credit, commodity, interest rate, counterparty and other financial market risks;

      o     liquidity and the ability to access capital and credit markets;

      o acquisitions, divestitures, mergers, restructurings or strategic initiatives that change our structure;

      o business combinations among competitors and major customers that could change our financial position, results of operations or net cash flows;

      o     general economic conditions including inflation;

      o changes to accounting standards or generally accepted accounting principles, which may require adjustments to financial statements;

      o changes in tax laws and regulations which could affect cash flows and business prospects;

      o     energy obligations, available supply and trading risks;

      o     changes in the electric industry including changes to power pools;

      o regulation and availability of power transmission facilities that impact our ability to deliver output to customers;

      o     growth in costs and expenses;

      o     environmental regulation that significantly impacts operations;

      o changes in rates of return on overall debt and equity markets and their impact on the value of pension assets and our Nuclear Decommissioning Trust Fund;

      o changes in political conditions, recession, acts of war or terrorism;

      o     insufficient insurance coverage;

      o involvement in lawsuits including liability claims and commercial disputes;

      o     inability to attract and retain management and other key employees;

      o ability to service debt as a result of any of the aforementioned events;

      o     adverse changes in the market place for energy prices;

      o     excess supply due to overbuild in the industry;

      o generation operating performance that may fall below projected levels;

      o substantial competition from well capitalized participants in the national and regional energy markets;

      o     inability to effectively manage trading risk;

      o     margin posting requirements;

      o     availability of fuel at reasonable prices;

      o     activities of competitors or major customers;

      o     changes in product or sourcing mix;

      o     tardy or unsuccessful acquisition, construction and development;

      o changes in technology that make power generation assets less competitive;

      o changes in regulation and security measures at our nuclear facilities;

      o regulatory changes regarding the cost responsibility for nuclear decommissioning; and

      o     other factors, many of which are beyond our control.

      Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to or effects on us or our business prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Debt Securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                 PSEG POWER LLC

      We are one of the largest independent electric generating and wholesale energy marketing and trading companies in the United States. Through our three principal operating subsidiaries, PSEG Fossil LLC ("Fossil"), which owns our fossil generating facilities and operates a majority of them; PSEG Nuclear LLC ("Nuclear"), which owns our nuclear generating facilities and operates a majority of them; and PSEG Energy Resources & Trade LLC ("ER&T"), which conducts our wholesale energy marketing and trading activities, we generate and market electricity, capacity, ancillary services and natural gas products on a wholesale basis. As of March 31, 2003, our generation portfolio consisted of approximately 13,055 megawatts ("MW") of installed capacity. Our target market, which we refer to as the Super Region, extends from Maine to the Carolinas and the Atlantic Coast to Indiana, encompassing approximately 36% of the nation's power consumption. With approximately 20% of installed capacity, we are the single largest power supplier in our primary market, the Pennsylvania-New Jersey-Maryland Power Pool ("PJM"), which is one of the nation's largest and most well developed energy markets.

      We seek to continually maximize the value of our generation portfolio through the centralized control of its operations and its integration with our trading, fuel procurement, marketing and risk management expertise. Our electric generation portfolio is diversified by fuel source and market segment and we have demonstrated expertise in natural gas procurement.

      We began operating as a deregulated energy supplier in 1999. On August 21, 2000, we acquired ownership of the electric generation portfolio of our utility affiliate, Public Service Electric and Gas Company ("PSE&G"), New Jersey's largest public utility. We sell energy on a wholesale basis under contract to power marketers and load serving entities and we bid energy, capacity and ancillary services into the wholesale energy market. For the period ending July 31, 2003, we have contracted to sell energy to various basic generation service obligation ("BGS") suppliers in the New Jersey market. In addition, we are a direct supplier to one utility, not PSE&G, for a limited portion of its retail load.

      As a result of the BGS auction held in February 2003, we entered into hourly energy price contracts to be a direct supplier of certain large customers for a ten-month period beginning August 1, 2003. We also entered into contracts with third parties who are direct suppliers of New Jersey's electric distribution companies. Through these seasonally-adjusted fixed price contracts, we will indirectly serve New Jersey's smaller commercial and residential customers for ten-month and 34-month periods beginning August 1, 2003. We believe that our obligations under these contracts are reasonably balanced by our available supply.

      In addition to the BGS-related contracts noted above, we have various contracts to provide service to municipal electric utilities that run through 2007, a contract to supply power through 2003 to Niagara Mohawk Power Corporation from our Albany Steam Station and various supply contracts, ranging from one through four years, related to our recently acquired Connecticut generating stations.

      We are a wholly-owned subsidiary of Public Service Enterprise Group Incorporated ("PSEG"). PSEG is an exempt public utility holding company and one of the leading providers of energy and energy-related services in the nation. PSEG has three other direct, wholly-owned subsidiaries: PSE&G, PSEG Energy Holdings L.L.C. ("Energy Holdings") and PSEG Services Corporation ("Services"). PSE&G is New Jersey's largest public utility and is engaged principally in the transmission, distribution and sale of electric energy and gas service in New Jersey. Energy Holdings participates nationally and internationally in energy-related lines of business through its subsidiaries. Services provides corporate support and managerial and administrative services to PSEG and its affiliates.

      We are a Delaware limited liability company located at 80 Park Plaza, Newark, New Jersey 07102; our telephone number is 973-430-7000. In this prospectus, unless otherwise indicated, "we", "our" and "us" refer to PSEG Power LLC and its consolidated subsidiaries (for periods prior to August 21, 2000, " Power," "we," "us" or "our" also includes PSE&G).

Consolidated Ratios of Earnings to Fixed Charges

      Our consolidated ratios of earnings to fixed charges for each of the periods indicated is as follows:

                                                             Years Ended December 31,
                          Three Months Ended   -------------------------------------------------
                            March 31, 2003     2002      2001        2000        1999       1998
                          ------------------   ----      ----        ----        ----       ----
Ratios of Earnings to
  Fixed Charges(1)           5.69             4.10       3.73        3.42        7.29       2.46

----------
1 The term "earnings" shall be defined as pre-tax income from continuing operations in accordance with Regulation S-K. Add to pre-tax income the amount of fixed charges adjusted to exclude (a) the amount of any interest capitalized during the period and (b) the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income.

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                  RISK FACTORS

      In addition to the information, including risk factors, contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase the Debt Securities. Such factors could have a material adverse effect on our business, prospects, financial condition, results of operations or net cash flows. Such factors could affect actual results and cause such results to differ materially from those expressed in any forward-looking statements made by, or on behalf of us.

Credit, Commodity and Financial Market Risks May Have an Adverse Impact

      The revenues generated by the operation of our generating stations are subject to market risks that are beyond our control. Our generation output will either be used to satisfy our wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity. Although a majority of our revenue is generated by the BGS contract with the various direct bidders of the New Jersey BGS Auction and from bilateral contracts for the sale of electricity with third-party load serving entities and power marketers, our revenues and results of operations will be dependent upon prevailing market prices for energy, capacity and ancillary services in the markets we serve.

      Among the factors that will influence the market prices for energy, capacity and ancillary services are:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in PJM and/or other competitive markets;

      o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o     changes in regulations applicable to PJM and other ISOs.

      As a result of the BGS auction, we have entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under the BGS contracts with counterparties could have a material impact on our results of operations, cash flows, and financial position.

Energy Obligations, Available Supply and Trading Risks May Have an Adverse
Impact

      Our energy trading and marketing business frequently involves the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that we have forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of such long positions as we attempt to sell energy in a falling market. Conversely, to the extent that we enter into forward sales contracts to deliver energy we do not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose us to losses as we attempt to cover our short positions by acquiring energy in a rising market.

      If the strategy we utilize to hedge our exposures to these various risks is not effective, we could incur significant losses. Our substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

      In addition, we are exposed to the risk that counterparties will not perform their obligations. Although we have devoted significant resources to develop our risk management policies and procedures and counterparty credit requirements and will continue to do so in the future, we can give no assurance that losses from our energy trading activities will not have a material adverse effect on our business, prospects, results of operations, financial condition or net cash flows.

      In connection with our energy trading business, we must meet certain credit quality standards as are required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits to us. If we lose our investment grade credit rating, ER&T would have to provide collateral (letters of credit or cash), which would significantly impact the energy trading business. This would increase our costs of doing business and limit our ability to successfully conduct our energy trading operations.

The Electric Energy Industry is Undergoing Substantial Change

      The electric energy industry in the State of New Jersey and across the country is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of our wholesale sales and have a negative impact on earnings and cash flows. We are affected by many issues that are common to the electric industry such as:

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o     the possibility of reregulation in some deregulated markets;

      o     energy sales retention and growth;

      o     revenue and price stability and growth;

      o     nuclear operations and decommissioning;

      o increased capital investments attributable to environmental regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of our traditional utility service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Generation Operating Performance May Fall Below Projected Levels

      The risks associated with operating power generation facilities (each of which could result in performance below expected capacity levels) include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o limitations which may be imposed by environmental or other regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

      Operation below expected capacity levels may result in lost revenues, increased expenses and penalties.

      Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

We Are Subject to Substantial Competition From Well Capitalized Participants in the National Energy Markets

      We and our subsidiaries are subject to substantial competition in the United States from merchant generators, domestic and multi-national utility generators, fuel supply companies, engineering companies, equipment manufacturers and affiliates of other industrial companies. Restructuring of energy markets and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect our ability to make investments on favorable terms and achieve our growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect our ability to service our outstanding indebtedness.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry.

Because We are a Holding Company, our Ability to Service Our Debt Could Be
Limited

      We are a holding company with no material assets other than the stock or membership interests of our subsidiaries. Accordingly, all of our operations are conducted by our subsidiaries. We depend on our subsidiaries' cash flow and our access to capital in order to service our indebtedness. The project-related debt agreements of subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate.

      We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy or to service our indebtedness.

Power Transmission Facilities May Impact Our Ability to Deliver Our Output to Customers

      If transmission is disrupted, or if transmission capacity is inadequate, our ability to sell and deliver our electric energy products may be adversely impacted. If a region's power transmission infrastructure is inadequate, our ability to generate revenues may be limited.

Regulatory Issues Significantly Impact Our Operations

      The electric power generation business is subject to substantial regulation and permitting requirements from federal, state and local authorities. We are required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate our generation stations.

      We believe that we have obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission (the "NRC"), currently required to operate our generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. No assurance can be given that we will be able to obtain any required regulatory approval that we may require in the future, or that we will be able to obtain any necessary extension in receiving any required regulatory approvals. If we fail to obtain or comply with any required regulatory approvals, there could be a material adverse effect on our ability to operate our generation stations or to sell electricity to third parties.

      We are subject to pervasive regulation by the NRC with respect to the operation of our nuclear generation stations. Such regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. Continuous demonstrations to the NRC that plant operations meet applicable requirements are also required. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      We can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to us or any of our generation stations or that future changes in laws and regulations will not have a detrimental effect on our business.

Environmental Regulation May Limit Our Operations

      We are required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While we believe that we have obtained all material environmental-related approvals required as of the date hereof to own and operate our facilities or that such approvals have been applied for and will be issued in a timely manner, we may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on us, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring our facilities into compliance.

      We can give no assurance that we will be able to:

      o obtain all required environmental approvals that we do not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of our existing facilities or sale of energy there from or could result in significant additional cost to us.

We Are Subject to More Stringent Environmental Regulation than Many of Our Competitors

      Our facilities are subject to both federal and state pollution control requirements. Most of our generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be particularly stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and therefore more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

      We have insurance for our generation stations, including all-risk property damage insurance, commercial general public liability insurance, boiler and machinery coverage, nuclear liability and, for our nuclear units, replacement power and business interruption insurance in amounts and with deductibles that we consider appropriate. We can give no assurance that such insurance coverage will be available in the future on commercially reasonable terms nor that the insurance proceeds received for any loss of or any damage to any of the generation stations will be sufficient to permit us to continue to make payments on our debt. Additionally, certain properties that we own may not be insured in the event of a terrorist activity.

Acquisition, Construction and Development Activities May Not Be Successful

      We may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. Such activity can require us to expend significant sums for preliminary engineering, permitting, fuel supply, legal and other expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a power generation facility may involve equipment and material supply interruptions, labor disputes, unforeseen engineering, environmental and geological problems and unanticipated cost overruns. The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the related contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event certain milestones, such as commencing commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under our project financing agreements. We can give no assurance that we will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes in Technology May Make Our Power Generation Assets Less Competitive

      A key element of our business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, our market share could be eroded and the value of our power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, thereby affecting our financial results.

Recession, Acts of War, Terrorism Could Negatively Impact Our Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. We cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on our financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, our generation plants may be targets of terrorist activities that could result in disruption of our ability to produce or distribute some portion of our energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on our financial condition, results of operation and net cash flows.

The Indenture Restricts Our Ability to Enter into Certain Transactions

      The Indenture restricts our ability and the ability of our Restricted Subsidiaries (as defined below under "Description of Debt Securities") to, among other things:

      o in the case of our Restricted Subsidiaries, incur certain indebtedness;

      o     create or permit to exist liens;

      o in the case of our Restricted Subsidiaries, create or permit to exist dividend or payment restrictions with respect to us;

      o     sell assets; and

      o     engage in mergers and consolidations.

      These restrictions may limit our ability to finance future operations, respond to changing business and economic conditions, secure any needed additional financing and engage in opportunistic transactions. See "Description of Debt Securities -- Selected Indenture Covenants."

PSEG Could Exercise Its Control Over Us to the Detriment of Holders of the Debt Securities

      Our sole limited liability company member, PSEG, controls the election of our directors and all other matters submitted for member approval and has control over our management and affairs. In circumstances involving a conflict of interest between PSEG, as the sole member, on the one hand, and our creditors, on the other, we can give no assurance that PSEG would not exercise its power to control us in a manner that would benefit PSEG to the detriment of our creditors, including the holders of the Debt Securities.

      The Indenture imposes no limitations on our ability to pay dividends or to make other payments to PSEG or on our ability to enter into transactions with PSEG or our other affiliates.

Fraudulent Transfer Statutes and Similar Limitations May Limit Your Rights as a Holder

      Each of our Restricted Subsidiaries will guarantee our obligations on the Debt Securities (each a "Subsidiary Guarantee"). See "Description of Debt Securities -- Guarantee of Debt Securities."

      Under federal and state fraudulent transfer laws, a court could find that the Subsidiary Guarantee provided by a Restricted Subsidiary constituted a fraudulent conveyance by that Restricted Subsidiary. To do so, a court would typically have to find that, at the time the Subsidiary Guarantee was issued, the relevant Restricted Subsidiary:

      o issued the Subsidiary Guarantee with the intent of hindering, delaying or defrauding its current or future creditors; or

      o (a) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by its Subsidiary Guarantee; and (b) either (i) was insolvent or was rendered insolvent by reason of the issuance of the Subsidiary Guarantee,
            (ii) was engaged, or about to engage, in a business or transaction for which its assets were unreasonably small or (iii) intended to incur, or believed or should have believed it would incur, debts beyond its ability to pay as such debts mature.

      Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes.

      Different jurisdictions define "insolvency" differently. However, an entity generally would be considered insolvent at the time it incurred any particular obligation if (1) its liabilities exceeded its assets, at a fair valuation, or (2) the present saleable value of its assets is less than the amount required to pay its total existing debts and liabilities (including any probable liability related to contingent liabilities) as they become absolute or matured. We cannot assure you of the standard a court would apply in order to determine whether any Restricted Subsidiary was "insolvent" as of the date the applicable Subsidiary Guarantee was issued, or that regardless of the method of valuation, a court would not determine, regardless of whether such Restricted Subsidiary was insolvent on the date the Subsidiary Guarantee was issued, that the payments constituted fraudulent transfers on another ground.

      If a court were to make any such finding, it could:

      o avoid all or a portion of the relevant Restricted Subsidiary's obligations on the Subsidiary Guarantees;

      o subordinate the relevant Restricted Subsidiary's obligations on the Subsidiary Guarantees to obligations owed to its other existing and future creditors, entitling those creditors to be paid in full before any payment is made on the relevant Subsidiary Guarantee; and/or

      o take other actions detrimental to you, including invalidating the relevant Subsidiary Guarantee.

      In that event, we cannot assure you that you would receive any payment under the Subsidiary Guarantee of the relevant Restricted Subsidiary.

There is No Public Market for the Debt Securities

      We do not intend to list any series of the Debt Securities on any U.S. securities exchange. We can give no assurance concerning the liquidity of any market that may develop for the Debt Securities, the ability of any investor to sell the Debt Securities or the price at which investors would be able to sell their Debt Securities.

                                 USE OF PROCEEDS

      Unless we state otherwise in the accompanying prospectus supplement, the net proceeds from the sale of the Debt Securities will be added to our general funds and will be used for general corporate purposes.

                         DESCRIPTION OF DEBT SECURITIES

      We may issue our Debt Securities from time to time. The Debt Securities will be issued under an Indenture dated as of April 16, 2001, as amended and supplemented by the First Supplemental Indenture dated as of March 13, 2002 (the "Indenture"), between us and The Bank of New York as Trustee (the "Trustee"). The Indenture is filed as an exhibit to the registration statement. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). Selected provisions of the Indenture have been summarized below. This summary is not complete. You should read the Indenture for provisions that may be important to you. In the summary below, references to section numbers of the Indenture are included so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture. Parenthetical references below are to the Indenture or to the TIA, as applicable.

General

      The Debt Securities will be our senior unsecured obligations. They will rank equally with all of our other unsecured and unsubordinated indebtedness. Each series of Debt Securities will be guaranteed, jointly and severally, by Fossil, Nuclear and ER&T (the "Subsidiary Guarantors") as described below. The Subsidiary Guarantees will rank equally in right of payment to all existing and future senior unsecured indebtedness of the Subsidiary Guarantors. Other than intercompany debt, the Subsidiary Guarantors currently have no indebtedness outstanding. As of March 31, 2003, we had issued under the Indenture and the Subsidiary Guarantors had guaranteed senior indebtedness totaling $2.4 billion. In addition, as of that date, we had issued and the Subsidiary Guarantors had guaranteed an aggregate total of $124.0 million of our pollution control notes.

      We have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, to reopen a previous series of Debt Securities and issue additional Debt Securities of such series (unless such reopening was restricted when such series was created).

Provisions Applicable to Particular Series

      The Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement (the "Offered Securities"), as well as other of our unsecured debt securities, may be issued under the Indenture in one or more series, as authorized by us from time to time. The particular terms of such Offered Securities and any modifications of or additions to the general terms of the Debt Securities as described in this prospectus that may be applicable in the case of the Offered Securities will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of any Offered Securities, you should refer to both the prospectus supplement for that series and the description of Debt Securities set forth in this prospectus.

      You should refer to the prospectus supplement for the following information for each particular series of Offered Securities:

      o     The title of such Debt Securities.

      o The aggregate principal amount of such Debt Securities and any limit on the aggregate principal amount of Debt Securities of such series.

      o If other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or the method by which such portion will be determined.

      o The date or dates, or the method by which such date or dates will be determined or extended, on which the principal of such Debt Securities will be payable.

      o The rate or rates at which such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest will accrue or the method by which such date or dates will be determined, the date or dates on which such interest, if any, will be payable and the Regular Record Date or Dates, if any, for the interest payable on any Registered Security on any Interest Payment Date, or the method by which any such date will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

      o The date or dates on which or the period or periods within which, the price or prices at which and the other terms and conditions upon which, such Debt Securities may be redeemed, in whole or in part, at our option and whether we are to have that option.

      o Our obligation, if any, to redeem, repay or purchase such Debt Securities, in whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the other terms and conditions upon which, such Debt Securities will be so redeemed, repaid or purchased.

      o Whether such Debt Securities are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa (if permitted by applicable laws and regulations), whether such Debt Securities will be issuable initially in temporary global form, whether any such Debt Securities will be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for Debt Securities of such series in certificated form and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the Indenture, and, if Registered Securities are to be issuable as a global security, the identity of the depositary for such Debt Securities.

      o Whether the amount of payments of principal of (or premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may be based on one or more currencies, commodities, equity indices or other indices) and the manner in which such amounts will be determined.

      o The place or places, if any, other than or in addition to The City of New York, where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where any Registered Securities may be surrendered for registration of transfer, where such Debt Securities may be surrendered for exchange, where Debt Securities of a series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices or demands to or upon us in respect of such Debt Securities and the Indenture may be served.

      o The denomination or denominations in which such Debt Securities will be issuable, if other than $1,000, or any integral multiple thereof, in the case of Registered Securities and $5,000 in the case of Bearer Securities.

      o If other than the Trustee, the identity of each Security Registrar and/or Paying Agent.

      o The date as of which any Bearer Securities of the series and any temporary Debt Security issued in globalform representing Outstanding Securities of the series will be dated if other than the date of original issuance of the first Debt Security of the series to be issued.

      o The applicability, if at all, to such Debt Securities of the provisions of Article Fourteen of the Indenture described under " -- Satisfaction and Discharge, Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

      o The Person to whom any interest on any Registered Security of the series will be payable, if other than the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Debt Security issued in global form will be paid if other than in the manner provided in the Indenture.

      o If such Debt Securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Debt Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions.

      o Whether and under what circumstances we will pay Additional Amounts, as contemplated by Section 1004 of the Indenture, on such Debt Securities to any holder who is not a United States person (including any modification to the definition of such term as contained in the Indenture as originally executed) in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

      o The provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

      o Any deletions from, modifications of or additions to the Events of Default or covenants with respect to such Debt Securities (which Events of Default or covenants are consistent with the Events of Default or covenants set forth in the general provisions of the Indenture).

      o Whether such Debt Securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable.

      o     Any other terms of such Debt Securities.

      If applicable, the prospectus supplement will also set forth a discussion of federal income tax considerations relevant to the Debt Securities being offered.

      For purposes of this prospectus, any reference to the payment of principal of (or premium, if any) or interest, if any, on such Debt Securities will be deemed to include mention of the payment of any Additional Amounts required by the terms of such Debt Securities.

      Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Federal income tax and other considerations pertaining to any such Original Issue Discount Securities will be discussed in the applicable prospectus supplement.

      The Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Debt Securities. See " -- The Trustee" herein. At a time when two or more Trustees are acting under the Indenture, each with respect to only certain series, the term Debt Securities, as used herein, will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under the Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of Debt Securities for which it is Trustee. If two or more

Trustees are acting under the Indenture, then the Debt Securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

      The general provisions of the Indenture do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction. Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or the covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Registration and Transfer

      Debt Securities of a series may be issuable solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. The Indenture also provides that Debt Securities of a series may be issuable in global form. (Section 203) See "-- Book-Entry Debt Securities". Unless otherwise provided in the prospectus supplement, Debt Securities denominated in U.S. dollars (other than Global Securities, which may be of any denomination) are issuable in denominations of $1,000, or any integral multiples of $1,000, in the case of Registered Securities and in the denomination of $5,000 in the case of Bearer Securities. (Section 302) Unless otherwise indicated in the prospectus supplement, Bearer Securities will have interest coupons attached. (Section 201)

      Registered Securities will be exchangeable for other Registered Securities of the same series. If (but only if) provided in the prospectus supplement, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

      Registered Securities of a series may be presented for registration of transfer and Debt Securities of a series may be presented for exchange

      o at each office or agency required to be maintained by us for payment of such series as described in "-- Payment and Paying Agents," and

      o at each other office or agency that we may designate from time to time for such purposes.

      No service charge will be made for any transfer or exchange of Debt Securities, but we may require payment of any tax or other governmental charge payable in connection therewith. (Section 305)

      We will not be required to:

      o issue, register the transfer of or exchange Debt Securities during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (A) the day of mailing of the relevant notice of redemption if Debt Securities of the series are issuable only as Registered Securities and (B) if Debt Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, or, if Debt Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption;

      o register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part;

      o exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor that is simultaneously surrendered for redemption; or

      o issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid. (Section 305)

Payment and Paying Agents

      Unless otherwise provided in the prospectus supplement, premium, if any, and interest, if any, and Additional Amounts, if any, on Registered Securities will be payable at any office or agency to be maintained by us in Newark, New Jersey and New York, New York, except that at our option interest (including Additional Amounts, if any) may be paid (1) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (2) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. (Sections 301, 1001 and 1002) Unless otherwise provided in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

      If Debt Securities of a series are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency (1) outside the United States at which, subject to any applicable laws and regulations, the principal of (and premium, if any) and interest, if any, on such series will be payable and (2) in The City of New York for payments with respect to any Registered Securities of such series (and for payments with respect to Bearer Securities of such series in the limited circumstances described below, but not otherwise). (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of (and premium, if any) and interest, if any, on Bearer Securities may be paid by wire transfer to an account maintained by the Person entitled thereto with a bank located outside the United States. (Sections 307 and 1002) Unless otherwise provided in the prospectus supplement, payment of installments of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they severally mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency we maintain in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of (and premium, if any) and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

      We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Selected Indenture Covenants

Limitations on Obligations

      Restricted Subsidiaries. We will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations), except for

      o     the Subsidiary Guarantees;

      o     Obligations existing on the date of the Indenture;

      o Obligations of ER&T related to the purchase and sale of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, utility services, fuel, water, related transportation services and other similar or related products and services in the ordinary course of business;

      o Obligations of Nuclear related to the purchase and sale of fuel and related transportation services in the ordinary course of business;

      o     Permitted Hedging Obligations;

      o Obligations incurred in exchange for, or the net proceeds of which are used to refund, refinance, or replace Obligations described under this "Limitations on Obligations", provided that the average life of the refinancing Obligations shall not be shorter than the average life of the Obligations being refinanced and the principal amount of the refinancing obligations shall not exceed the principal amount of the Obligations being so refinanced; and

      o Obligations to us or any other Restricted Subsidiary which are subordinated to the Subsidiary Guarantee with respect to the guaranteed Debt Securities of the Restricted Subsidiary incurring the Obligations.

      The foregoing notwithstanding, Restricted Subsidiaries may Incur Obligations not otherwise permitted by the preceding paragraph in an aggregate amount outstanding after giving effect to such Incurrence not to exceed at any one time the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the last day of the preceding month.

      Subsidiaries Other Than Restricted Subsidiaries. Except for parental guarantees of debt service reserves, surety bonds, equity guarantees, performance bonds and bid bonds entered into in the ordinary course of business aggregating at any one time not more than $100 million, we shall not permit any Subsidiary that is not a Restricted Subsidiary to, directly or indirectly, Incur any Obligations (including, without limitation, Acquired Obligations) that are recourse to us or any Restricted Subsidiary. For the purposes of this section, preferred securities issued by our special purpose subsidiaries will not be considered to be recourse to us. (Section 1008)

Limitation on Liens

      We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien of any kind on or with respect to any Property or interest in our Property or that of any of our Restricted Subsidiaries or any income or profits therefrom (in each case, whether the Property is owned at the date of the Indenture or thereafter acquired), unless the Debt Securities are secured equally and ratably with (or prior to) any and all other Obligations secured by the Lien, provided, however, that these restrictions shall not apply to or prevent the creation, incurrence, assumption or existence of Permitted Liens.

      Permitted Liens shall include:

      o     Liens existing on the date of the Indenture;

      o Liens to secure or provide for the payment of all or part of the purchase price of any Property or the cost of construction or improvement thereof; provided that no such Lien shall extend to or cover any other of our or our Restricted Subsidiaries' Property;

      o Liens existing on Property at the time such Property is acquired by us or any Restricted Subsidiary; provided that such Liens (i) are not created, Incurred or assumed in contemplation of such Property being acquired and (ii) do not extend to or cover any other of our or our Restricted Subsidiaries' Property;

      o Liens existing on Property of any entity at the time such entity is merged with or into or consolidated with us or a Restricted Subsidiary; provided that such Liens (i) are not created, Incurred or assumed in contemplation of such merger or consolidation and (ii) do not extend to any other of our or our Restricted Subsidiaries' Property;

      o     Liens securing Permitted Hedging Obligations;

      o Liens for taxes, assessments or governmental charges that are not yet delinquent or that are being contested in good faith by any appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate reserve provision, if any, as is required in conformity with GAAP shall have been made;

      o Liens arising by reason of any judgment, decree or order of any court, so long as any such Lien is being contested in good faith and is bonded or such judgment, decree or order does not exceed $50 million, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired;

      o Liens to secure pledges or deposits made in the ordinary course of business in connection with bids, tenders or contracts (other than for payment of indebtedness) or to secure guarantees, statutory or regulatory obligations or surety or performance bonds each made in the ordinary course of business;

      o Liens imposed by law such as carriers', warehousemen's and mechanics' Liens, in each case arising in the ordinary course of business and with respect to amounts not yet due or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made;

      o Survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties incidental to the conduct of the business or to the ownership of Properties which were not incurred in connection with indebtedness or other extensions of credit and which do not in the aggregate materially and adversely affect the value of the Properties or materially impair their use in the operation of the business;

      o Liens securing letters of credit entered into in the ordinary course of business;

      o Liens to secure pollution control revenue bonds or industrial revenue bonds;

      o     Liens securing Non-Recourse Obligations of Unrestricted
            Subsidiaries;

      o Liens granted on the capital stock of Unrestricted Subsidiaries for the purpose of securing the Obligations of such Unrestricted Subsidiaries;

      o Liens pursuant to Capitalized Leases or Synthetic Leases permitted to be entered into under the "Limitation on Obligations" covenant;

      o Liens arising by reason of leases and subleases of Property pursuant to a Sale/Leaseback Transaction allowed pursuant to the "Limitation on Sale of Assets" covenant that do not materially interfere with the ordinary conduct of our or any of our Restricted Subsidiaries' business;

      o Liens created in connection with worker's compensation, unemployment insurance and other social security statutes or regulations;

      o     Liens by a Wholly-Owned Subsidiary to us or any Restricted
            Subsidiary;

      o Liens on Property, other than Capital Stock of Restricted Subsidiaries, to secure Obligations so long as the sum of the amount of outstanding Obligations secured by Liens incurred pursuant to this provision does not exceed the greater of $250 million or 15% of Consolidated Net Tangible Assets as of the end of the most recent fiscal quarter for which financial statements are available; and

      o The replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien or of any agreement referred to above or the replacement, extension or renewal (not exceeding the outstanding principal amount of Indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of Indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or part of the same Property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto).

Guarantee of Debt Securities

      Each initial Subsidiary Guarantor and any subsequent Subsidiary Guarantor shall execute a Subsidiary Guarantee of each series of Debt Securities in substantially the form provided for by the Indenture at or before the time the definition of Subsidiary Guarantor shall be applicable to it. (Section 1601)

Guarantee of ER&T Obligations

      If the Debt Securities of a series so provide, we shall execute a guarantee of the Obligations of ER&T substantially in the form provided for by the Indenture at or prior to the date of issuance of such Debt Securities. (Section 1009)

Payment of Dividends by ER&T to Us

      If and for so long as we guarantee the Obligations of ER&T, we shall cause ER&T, to the extent permitted by applicable law, to pay, at least quarterly, dividends or distributions to us of the excess cash not then required for its business operations. (Section 1010)

Limitation on Dividends and Other Payment Restrictions

      Other than pursuant to the Indenture or as otherwise may be required by law, we will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or cause to become, or as a result of the acquisition of any Person or Property, or upon any Person becoming a Restricted Subsidiary, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

      o     pay dividends or make any other distributions on its Capital Stock;

      o make payments on any Obligations owed to us or any of our Restricted Subsidiaries;

      o     make loans or advances to us or to any of our Restricted
            Subsidiaries;

      o transfer any of its Property to us or to any of our Restricted Subsidiaries; or

      o make payments under a Subsidiary Guarantee with respect to the Debt Securities.

      The foregoing shall not prohibit:

      o encumbrances and restrictions resulting from customary provisions relating to (i) transfers of Property that restrict the subletting or assignment of any lease or (ii) transfers of Property that are contained in licenses and that relate to the Property covered thereby, in each case entered into in the ordinary course of business;

      o encumbrances and restrictions on transfers of Property existing on any assets at the time such assets are acquired (or the entity owning such assets is acquired) by any Restricted Subsidiary, whether by merger, consolidation, purchase of such assets or otherwise; provided that such restrictions and encumbrances (i) are not created, Incurred or assumed in contemplation of such assets or entity being acquired by the Restricted Subsidiary and (ii) do not extend to any other assets of the Restricted Subsidiary; and

      o restrictions on transfers of Property created in connection with sales or purchases of electricity, energy, capacity, natural gas, coal, ancillary services, environmental credits and/or entitlements, utility services, fuel, water, related transportation services and other similar products and services, in each case, in the ordinary course of business; provided that restrictions arising from any transaction or series of related transactions pursuant to this clause (c) shall not be materially more restrictive, taken as a whole, than encumbrances and restrictions customarily accepted as industry standard for similar transactions. (Section 1007)

Limitation on Sale of Assets

      Except for a sale of all or substantially all of our assets, as provided in the "Merger, Consolidation or Sale of Assets" covenant, and other than

      o assets required to be sold to conform with government regulations, laws or impositions,

      o     sales or dispositions of surplus, obsolete or worn out equipment,

      o sales or dispositions of ownership interests in Unrestricted Subsidiaries, or

      o any other sale or disposition so long as after giving effect to such events, the Rating Agencies shall have confirmed their ratings on our debt securities in effect immediately prior to such sale or disposition, we may not, and may not permit any Restricted Subsidiary to, make any Asset Sale (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other Asset Sales) if, on a pro forma basis, the aggregate net book value of all such Asset Sales during the most recent 12-month period would exceed 15% of Consolidated Net Tangible Assets computed as of the most recent quarter preceding such sale; provided, however, that any such Asset Sale shall be disregarded for purposes of this 15% limitation if the Net Cash Proceeds are within 270 days thereafter (i) invested in a Permitted Business, (ii) used to purchase and retire Obligations ranking equal in right of payment to the Debt Securities or (iii) used to redeem the Debt Securities at a redemption price equal to 100% of the principal amount of the Debt Securities to be redeemed, plus accrued and unpaid interest thereon up to and including the applicable redemption date, plus a make-whole premium.

      In addition, on a cumulative basis we may not sell or otherwise dispose of more than 25% of the assets or Capital Stock in Fossil, unless Net Cash Proceeds from such sale are invested in other non-nuclear generation assets or the capital stock of entities engaged in fossil generation and related businesses. (Section 1006)

Definitions

      "Acquired Obligations" means, with respect to any Person, (1) Obligations of any other Person existing at the time the other Person is merged with or into or became a Subsidiary of the Person, including, without limitation, Obligations Incurred in connection with, or in contemplation of, the other Person merging with or into or becoming a Subsidiary of the Person; and (2) Obligations secured by a Lien encumbering any asset acquired by the Person at the time the asset is acquired by the Person.

      "Asset Sale" means any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by us or any of our Restricted Subsidiaries to any Person (other than to us or a Restricted Subsidiary of ours and other than in the ordinary course of business) of any Capital Stock or other Property of ours or of any of our Restricted Subsidiaries (including Capital Stock of Subsidiaries). The term "Asset Sale" will not include (1) any sale, transfer, conveyance, lease or other disposition of Property governed by the "Merger, Consolidation or Sale of Assets" covenant and (2) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or other Property with a Fair Market Value aggregating less than $50 million in any fiscal year. The term "Asset Sale" also will not include (i) the grant of or realization upon a Lien permitted under the "Limitation on Liens" covenant or the exercise of remedies thereunder and (ii) sales of fuel, capacity, energy (including, but not limited to, electric power, natural gas and coal), environmental credits or entitlements, related transportation services and other related services by ER&T and its Permitted Hedging Obligations as permitted by the "Limitation on Obligations" covenant.

      "Attributable Debt" means with respect to any Sale/Leaseback Transaction, at the time of determination, the present value (discounted at a rate per annum equal to the weighted average interest rate of all Debt Securities outstanding under the Indenture, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction (including any period for which the lease has been extended).

      "Board of Directors" means either the Board of Directors of PSEG Power LLC or any duly authorized committee of such Board.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Newark, New Jersey and The City of New York are authorized or obligated by law or executive order to close.

      "Capital Stock" means (1) in the case of a corporation, corporate stock,
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Capitalized Lease" means as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

      "Commodity Trading Obligations," with respect to any Person, means the Obligations of such Person under (1) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity cap agreement, commodity floor agreement, commodity collar agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof, designed to protect such Person against fluctuations in commodity prices or (2) any commodity swap agreement, commodity future agreement, commodity option agreement, commodity hedge agreement, and any put, call or other agreement or arrangement, or combination thereof (including an agreement or arrangement to hedge foreign exchange risks) in respect of commodities entered into by us pursuant to asset optimization and risk management policies and procedures adopted in good faith by the Board of Directors.

      "Consolidated Current Liabilities," as of the date of determination, means the aggregate amount of our and our Restricted Subsidiaries' liabilities on a consolidated basis which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating (1) all inter-company items between us and any consolidated Restricted Subsidiary, (2) all current maturities of long-term indebtedness, all as determined in accordance with GAAP and (3) all liabilities attributable to Subsidiaries that are not Restricted Subsidiaries.

      "Consolidated Net Tangible Assets" means, as of any date of determination, the total amount of assets (less accumulated depreciation or amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of us and our Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, consistently applied, and after giving effect to purchase accounting and after deducting therefrom, to the extent otherwise included, the amounts of:

      o     Consolidated Current Liabilities;

      o excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

      o unamortized debt discount and expense and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

      o     treasury stock;

      o any cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

      o all assets attributable to Subsidiaries that are not Restricted Subsidiaries (including Capital Stock thereof), except to the extent of dividends or distributions received from such Subsidiaries.

      "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

      "Event of Default" has the meaning specified in Section 501 of the Indenture.

      "Fair Market Value" means the price that would be paid by a purchaser to a seller in an arm's-length transaction.

      "GAAP" means generally accepted accounting principles in the United States applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of our audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any interest rate or currency swap agreement, interest rate or currency future agreement, interest rate cap or collar agreement, interest rate or currency hedge agreement, and any put, call or other agreement or arrangement designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "Incur" means, with respect to any Obligation, to directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for payment of, contingently or otherwise, such Obligation. The term "Incurrence" has a corresponding meaning.

      "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority, or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Net Cash Proceeds" from an Asset Sale is defined to mean cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Obligations relating to the Property disposed of in such Asset Sale or received in any form other than cash) therefrom, in each case, net of (1) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (including consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) Incurred, (2) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP as a consequence of such Asset Sale, (3) a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by us or any of our Subsidiaries in connection with such Asset Sale, (4) all payments made on any Obligation that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Sale and (5) all distributions and other payments made to holders of Capital Stock of Subsidiaries (other than us or our Restricted Subsidiaries) as a result of such Asset Sale.

      "Non-Recourse Obligation" means, with respect to any Person, any financing that is or was Incurred with respect to the development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more facilities used or useful in a Permitted Business in respect of which such Person has a direct or indirect interest, provided that such financing is without recourse to any Person or Property other than to (1) the Property that constitutes such facilities together with contracts, permits, licenses, reserves and other items related to such facilities, (2) the income from and proceeds of such facilities, (3) the Capital Stock of, and other investments in, the Person that owns the Property that constitutes any such facilities and (4) the Capital Stock of, and other investments in, any Person obligated with respect to such financing and of any Subsidiary of such Person that owns a direct or indirect interest in any such facilities.

      "Obligations" of any Person shall mean at any date, without duplication,

      o     all obligations of such Person for borrowed money,

      o all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

      o all obligations of such Person arising under any conditional sale or other title retention arrangement or otherwise to pay the deferred purchase price of Property or services,

      o all obligations of such Person Incurred in respect of Attributable Debt associated with any Sale/Leaseback Transaction, Capitalized Lease or Synthetic Lease,

      o     all obligations of such Person under letters of credit,

      o     all obligations of such Person under trade or bankers' acceptances,

      o all obligations of such Person under Hedging Obligations and Commodity Trading Obligations,

      o trade payables in respect of fuel, labor, supplies or other materials or services or the obligation to provide power,

      o Preferred Stock and Redeemable Stock issued to any Person other than us or a Restricted Subsidiary,

      o all obligations of others secured by a Lien on any asset of such Person, whether or not such obligations are assumed by such Person and

      o     all obligations of others to the extent guaranteed by such Person.

      The amount of any obligation shall be deemed to be the amount equal to the stated or determinable amount thereof or, if not stated or determinable, the maximum probable liability thereunder as determined by us in good faith.

      "Permitted Business" means any business in which we or any of our Subsidiaries are engaged on the date of the Indenture or any other power or energy-related business, including the business of acquiring, developing, owning or operating electric power or thermal energy generation or cogeneration facilities, electric power transmission, fuel supply and fuel transportation facilities, together with their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, complementary or reasonably related to the marketing, trading, development, construction or management servicing, ownership or operation of the foregoing.

      "Permitted Hedging Obligations" of any Person shall mean (1) Hedging Obligations entered into in the ordinary course of business and in accordance with such Person's established risk management policies that are designed to protect such Person against, among other things, fluctuations in interest rates or currency exchange rates and which in the case of agreements relating to interest rates shall have a notional amount no greater than the payments due with respect to the Obligations being hedged thereby and (2) Commodity Trading Obligations.

      "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the date of original issuance of the Debt Securities under the Indenture.

      "Property" of any Person is defined to mean all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

      "Rating Agencies" means Moody's Investors Service Inc., Standard & Poor's Ratings Services, Fitch Inc. and any successor thereof.

      "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the Stated Maturity of the Debt Securities, (2) redeemable at the option of the holder of such Capital Stock at any time prior to the Stated Maturity of the Debt Securities or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Obligations having a scheduled maturity prior to the Stated Maturity of the Debt Securities.

      "Restricted Subsidiary" means only PSEG Fossil LLC, PSEG Nuclear LLC, PSEG Energy Resources & Trade LLC and each other of our Subsidiaries that executes a Subsidiary Guarantee with respect to the Debt Securities and is subsequently designated by the Board of Directors by written notice to the Trustee as a Restricted Subsidiary.

      "Sale/Leaseback Transaction" means an arrangement relating to Property now owned or hereafter acquired whereby we or one of our Subsidiaries transfers the Property to a Person and leases it back from that Person, other than leases for a term of not more than 12 months or between us and one of our Wholly-Owned Subsidiaries that is a Restricted Subsidiary or between Wholly-Owned Subsidiaries that are Restricted Subsidiaries.

      "Stated Maturity" means with respect to any Debt Security or any installment of interest thereon, the date specified in such Debt Security as the fixed date on which any principal of such Debt Security or any such installment of interest is due and payable.

      "Subsidiary" means, with respect to any Person, (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership
(i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Subsidiary Guarantor" means all current and subsequently designated Restricted Subsidiaries.

      "Subsidiary Guarantee" means a guarantee of a Subsidiary Guarantor in favor of the Trustee for the benefit of the holders of the Debt Securities in substantially the form provided for by the Indenture or a guarantee of a Subsidiary Guarantor of any other of our Obligations.

      "Synthetic Lease" means (1) a lease pursuant to which the lessee is treated as the owner of the Property subject to the lease for tax purposes, whether or not such lease is treated as an operating lease for accounting purposes or (2) a lease treated as an operating lease for accounting purposes but having at least three of the following characteristics, (i) the term of the lease, inclusive of all renewal periods at the lessee's option, is greater than 75% of the useful life of the Property subject to the lease as estimated at the inception of the Lease, (ii) the lessee has the right to purchase such Property at a fixed price, (iii) the lessee's payments under the lease are calculated to amortize and service the debt of the lessor incurred in order to acquire the asset and (iv) the lessor obtains 80% or more of the cost of the asset from borrowed funds.

      "Unrestricted Subsidiary" means a Subsidiary that is not a Restricted Subsidiary.

      "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Weighted Average Life to Maturity" means, when applied to any Obligations at any date, the number of years obtained by dividing (1) the then outstanding principal amount of such Obligations into (2) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the numbers of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

      "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by us and/or one or more of our Wholly-Owned Subsidiaries.

Events of Default and Remedies

      The following constitute Events of Default in respect to each series of Debt Securities under the Indenture (Section 501):

      o default for five days in the payment when due of interest on any of the Debt Securities of such series;

      o default in the payment when due of the principal of, or premium, if any, or make-whole amount, if any, on any of the Debt Securities of such series;

      o default in the deposit of any sinking fund payment, when due by the terms of the Debt Securities of such series;

      o failure by us or any Restricted Subsidiary to comply with the provisions described under "Limitation on Sale of Assets" or "Merger, Consolidation or Sale of Assets";

      o failure by us or any Restricted Subsidiary for 60 days after notice by the Trustee to us or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the Debt Securities of such series to comply with any of our agreements in the Indenture or the Debt Securities of such series that are not otherwise covered in this section;

      o default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our or any of our Subsidiaries' indebtedness (including indebtedness represented by any other series of Debt Securities under the Indenture or the payment of which is guaranteed by us or by any of our Restricted Subsidiaries) (but other than Non-Recourse Obligations) whether such indebtedness or guarantee now exists or is created after the date of the Indenture, which default (a) is caused by a failure to pay the principal of such indebtedness at the Stated Maturity of such indebtedness after the expiration of grace periods provided in the indebtedness (a "Payment Default") or (b) has resulted in the acceleration of the indebtedness prior to its Stated Maturity; and, in each case the principal amount of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

      o failure by us or any of our Restricted Subsidiaries to pay one or more final judgments not otherwise covered by insurance aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; and

      o certain events of bankruptcy or insolvency with respect to us or any of our Restricted Subsidiaries.

      Additional series of Debt Securities issued under the Indenture may specify other events of default for such series of Debt Securities.

      We are required to file with the Trustee, annually, an officer's certificate as to our compliance with all conditions and covenants under the Indenture. (Section 1011) The Indenture provides that the Trustee may withhold notice to the holders of Debt Securities of a series of any default (except payment defaults on the Debt Securities of that series) if it considers it in the interest of the holders of Debt Securities of the series to do so. (Section
515)

      If an Event of Default (other than an Event of Default occasioned by our or any of our Restricted Subsidiaries' bankruptcy or insolvency) with respect to Debt Securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are issued with original issue discount or are "indexed debt securities" (i.e., Debt Securities, the interest and principal payments on which are determined by reference to a particular index, such as a foreign currency or commodity), such portion of the principal as may be specified in the terms of those Debt Securities) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to us. (Section 502)

      If an Event of Default occasioned by our or any of our Restricted Subsidiaries' bankruptcy or insolvency occurs, the principal of and interest on all Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Debt Securities.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of Debt Securities of that series, unless those holders have offered the Trustee indemnity satisfactory to the Trustee against the expenses and liabilities which might be incurred by it in compliance with such request. (Section 602)

      Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

      The holders of a majority in principal amount of the outstanding Debt Securities of a series may, on behalf of the holders of all Debt Securities of such series and any related coupons, waive any past default under the Indenture with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest, if any, on any Debt Security of such series or any related coupons or (ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby. (Section 513)

Merger, Consolidation or Sale of Assets

      We may not, directly or indirectly, consolidate or merge with or into (whether or not we are the surviving entity) any other corporation, association, company, business trust or limited liability company, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets, in one or more related transactions, to another Person unless:

      o the Person formed by the consolidation or surviving the merger or the Person that acquires by sale, assignment, transfer, conveyance or other disposition, or that leases, the assets (if other than us) (in each such case, the "Successor Entity"), is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes our obligations under the Indenture and the Debt Securities;

      o if any of our or a Restricted Subsidiary's Property or assets would become subject to a Lien other than a Permitted Lien under the "Limitation on Liens" covenant, the Debt Securities shall be equally and ratably secured in accordance with such covenant;

      o immediately after such transaction no event exists that is or with the passage of time or the giving of notice or both would be an Event of Default under the Indenture; and

      o each Subsidiary Guarantor shall have by amendment to its Subsidiary Guarantee with respect to the Debt Securities confirmed that its Subsidiary Guarantee shall apply to the obligations of the Successor Entity under the Indenture and each series of the Debt Securities. (Section 801)

Modification or Waiver

      Modification and amendment of the Indenture may be made by us and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Debt Securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, among other things:

      o change the Stated Maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on any such Debt Security;

      o reduce the principal amount of, or the rate (or change the manner of calculating the rate) or amount of interest in respect of, or any premium payable upon the redemption of, any such Debt Security;

      o change any of our obligations to pay Additional Amounts in respect of any such Debt Security;

      o reduce the portion of the principal of an Original Issue Discount Security or Indexed Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or provable in bankruptcy;

      o adversely affect any right of repayment at the option of the holder of any such Debt Security;

      o change the place or currency of payment of principal of, or any premium or interest on, any such Debt Security;

      o impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or on or after any Redemption Date or Repayment Date, as the case may be;

      o     adversely affect any right to convert or exchange any Debt Security;

      o reduce the percentage in principal amount of such Outstanding Debt Securities, the consent of whose holders is required to amend or waive compliance with certain provisions of the Indenture or to waive certain defaults thereunder;

      o     reduce the requirements for voting or quorum described below; or

      o modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debt Security affected thereby. (Section 902)

      The holders of a majority in aggregate principal amount of Outstanding Debt Securities have the right to waive our compliance with certain covenants in the Indenture. (Section 1012)

      Modification and amendment of the Indenture may be made by us and the Trustee thereunder, without the consent of any holder, for any of the following purposes:

      o to evidence the succession of another Person to us and the assumption by any successor of our covenants under the Indenture and the Debt Securities;

      o to add to our covenants for the benefit of the holders of all or any series of Debt Securities issued under the Indenture and any related coupons or to surrender any right or power conferred upon us by the Indenture;

      o to add Events of Default for the benefit of the holders of all or any series of Debt Securities issued under the Indenture;

      o to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, Bearer Securities, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that any such actions do not adversely affect the holders of such Debt Securities or any related coupons in any material respect;

      o to change or eliminate any provisions of the Indenture, provided that any such change or elimination will become effective only when there are no Debt Securities Outstanding of any series created prior thereto which are entitled to the benefit of such provisions;

      o to secure the Debt Securities under the Indenture pursuant to the "Merger, Consolidation or Sale of Assets" covenant of the Indenture, or otherwise;

      o to establish the form or terms of the Debt Securities of any series and any related coupons;

      o to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

      o to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of holders of Debt Securities of any series issued under the Indenture or any related coupons in any material respect; or

      o to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of Debt Securities, provided that such action shall not adversely affect the interests of the holders of any such Debt Securities and any related coupons in any material respect. (Section
            901)

      In determining whether the holders of the requisite principal amount of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of holders of Debt Securities, (1) the principal amount of an Original Issue Discount Security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, (2) the principal amount of an Indexed Security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to Section 301 of the Indenture; and (3) Debt Securities owned by us or any other obligor upon the Debt Securities or any Affiliate of ours or of such other obligor shall be disregarded. (Section 101)

      The Indenture contains provisions for convening meetings of the holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1501) A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, in any such case upon notice given as provided in the Indenture. (Section 1502) Except for any consent that must be given by the holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding Debt Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of a series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; provided, however, that, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of that series will constitute a quorum. (Section 1504)

      Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of Debt Securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby or of the holders of such series and one or more additional series: (1) there shall be no minimum quorum requirement for such meeting and
(2) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture. (Section
1504)

Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance

      We may discharge certain obligations to holders of Debt Securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest, if any, and any Additional Amounts with respect thereto, to the date of such deposit (if such Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be. (Section 401)

      The Indenture provides that, if the provisions of Article Fourteen are made applicable to the Debt Securities of or within any series and any related coupons pursuant to Section 301 thereunder, we may elect either

      o to defease and be discharged from any and all obligations with respect to such Debt Securities and any related coupons (except for the obligations to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt

            Securities and the obligations to register the transfer or exchange of such Debt Securities and any related coupons, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and any related coupons, to maintain an office or agency in respect of such Debt Securities and any related coupons, and to hold moneys for payment in trust) (defeasance) (Section 1402) or

      o to be released from our obligations under any covenant specified pursuant to Section 301 with respect to such Debt Securities and any related coupons, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Debt Securities and any related coupons (covenant defeasance) (Section 1403), in either case upon the irrevocable deposit by us with the Trustee (or other qualifying trustee), in trust, of:

            o     an amount in U.S. dollars;

            o Government Obligations (as defined below) applicable to such Debt Securities and coupons that through the payment of principal and interest in accordance with their terms will provide money in an amount; or

            o     a combination thereof in an amount

            sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities and any related coupons, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

      Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section 1404)

      Government Obligations means securities which are (1) direct obligations of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which are not callable or redeemable at the option of the issuer thereof. Government Obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from the amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt. (Section 101)

      In the event we effect covenant defeasance with respect to any Debt Securities and any related coupons and such Debt Securities and coupons are declared due and payable because of the occurrence of any Event of Default, other than the Events of Default described in clauses 4, 5 or 6 under Events of Default (Section 501) with respect to any covenant of which there has been defeasance, the amount of Government Obligations and funds on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities and coupons at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities and coupons at the time of the acceleration resulting from such Event of Default. In such case, we would remain liable to make payment of such amounts due at the time of acceleration. (Section 501)

      If the Trustee or any Paying Agent is unable to apply any money in accordance with the Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then our obligations under the Indenture and such Debt Securities and any related coupons shall be revived and reinstated as though no deposit had occurred pursuant to the Indenture, until such time as such Trustee or Paying Agent is permitted to apply all such money in accordance with the Indenture; provided, however, that if we make any payment of principal of (or premium, if any) or interest, if any, on any such Debt Security or any related coupon following the reinstatement of its obligations, we shall be subrogated to the rights of the holders of such Debt Securities and any related coupons to receive such payment from the money held by the Trustee or Paying Agent.

      The prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

      Debt Securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a "Global Security"). Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on Debt Securities represented by a Global Security will be made by us to the Trustee, and then by such Trustee to the depositary.

      We anticipate that any Global Securities will be deposited with, or on behalf of, The Depository Trust Company (the "DTC"), New York, New York, that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a Global Security.

      If (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us; (2) we determine, in our sole discretion, not to have any Debt Securities represented by one or more Global Securities, or (3) an Event of Default under the Indenture has occurred and is continuing, then we will issue individual Debt Securities in certificated form in exchange for the relevant Global Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such Debt Securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, Debt Securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Debt Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the Global Securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Debt Securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Debt Securities must be made by or through a direct participant, which will receive a credit for the Debt Securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the Global Securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interest in Debt Securities will not be issued unless the use of Global Securities is suspended.

      The depositary has no knowledge of the actual purchasers of Global Securities. The depositary's records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Global Securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Debt Securities are credited at that time.

      Payments. Principal and interest payments made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant and not the depositary, the Trustee or us, subject to any legal requirements in effect at that time.

      We are responsible for payment of principal, interest and premium, if any, to the Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to the Debt Securities at any time by giving reasonable notice to the applicable Paying Agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, Debt Security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Debt Security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of Debt Securities issued as Global Securities will be direct participants in DTC.

      None of any underwriter or agent, the Trustee, any applicable Paying Agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Trustee

      We maintain ordinary banking relationships with The Bank of New York, including credit facilities and lines of credit. The Bank of New York also serves as trustee under other indentures under which we or our affiliates are the obligor.

      The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities under the Indenture, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee.

Governing Law

      The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                              PLAN OF DISTRIBUTION

      We may sell the Debt Securities to or through underwriters, dealers, or agents or directly to one or more other purchasers.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Debt Securities to which such prospectus supplement relates, including, as applicable:

      o the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Debt Securities;

      o     the initial public offering or purchase price of such Debt
            Securities;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation from us and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     any commissions paid to any agents;

      o     the net proceeds to us; and

      o the securities exchanges, if any, on which such Debt Securities will be listed.

      Unless otherwise set forth in the prospectus supplement relating to a particular series or issue of Debt Securities, the obligations of the underwriters to purchase such Debt Securities will be subject to certain conditions precedent and each of the underwriters with respect to such Debt Securities will be obligated to purchase all of the Debt Securities of such series or issue allocated to it if any such Debt Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      The Debt Securities may be offered and sold by us directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this prospectus is delivered will be named in, and any commissions payable by the Company to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, each such agent will be acting on a best efforts basis for the period of its appointment.

      Some of the underwriters, dealers or agents and some of their affiliates who participate in the distribution of Debt Securities may engage in other transactions with, and perform other services for, us and our affiliates in the ordinary course of business.

      We will set forth in the relevant prospectus supplement the anticipated delivery date of the Debt Securities and the prospectus delivery obligations of any underwriters, dealers or agents.

      Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

                                 LEGAL OPINIONS

      The validity of the Debt Securities will be passed upon for us by James T. Foran, Esquire, Associate General Counsel of PSEG or R. Edwin Selover, Esquire, Senior Vice President and General Counsel of PSEG, and for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York. Messrs. Selover and Foran are also employees of our affiliate, Services.

                                     EXPERTS

      The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 30, 2003

PROSPECTUS

                                 $2,000,000,000

                           PSEG POWER CAPITAL TRUST I
                           PSEG POWER CAPITAL TRUST II
                          PSEG POWER CAPITAL TRUST III
                           PSEG POWER CAPITAL TRUST IV
                           PSEG POWER CAPITAL TRUST V

                           TRUST PREFERRED SECURITIES
                 Guaranteed to the Extent the Issuer thereof has
                                      Available Funds as set forth herein by
                                 PSEG POWER LLC

      PSEG Power Capital Trust I, PSEG Power Capital Trust II, PSEG Power Capital Trust III, PSEG Power Capital Trust IV and PSEG Power Capital Trust V may severally offer, from time to time, their respective trust preferred securities (the "Preferred Securities") representing undivided beneficial interests in the assets of such Issuer. PSEG Power LLC ("PSEG Power") will be the owner of beneficial interests represented by the common securities of each Issuer.

      Pursuant to a guarantee agreement to be entered into by PSEG Power with respect to each series of Preferred Securities (each, a "Guarantee"), PSEG Power will agree to make payments of cash distributions with respect to the Preferred Securities of each Issuer and payments on liquidation or redemption with respect to such Preferred Securities but only to the extent that such Issuer holds funds available therefor and has not made such payments as more fully described herein.

      The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities issued pursuant to the registration statement of which this prospectus forms a part shall not exceed $2,000,000,000, less the aggregate initial public offering price of any senior debt securities of PSEG Power which are sold under a separate prospectus which also constitutes a part of the registration statement of which this prospectus constitutes a part. Certain specific terms of an Issuer's Preferred Securities will be set forth in an accompanying prospectus supplement.

      The Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. See "Plan of Distribution". The names of any such underwriters or dealers involved in the sale of the Preferred Securities of a particular Issuer, the number of Preferred Securities to be purchased by any such underwriters or dealers and any applicable commissions or discounts will be set forth in the accompanying prospectus supplement. The net proceeds to each Issuer will also be set forth in the accompanying prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

      Investing in the Preferred Securities involves risks. You should carefully review "Risk Factors" beginning on page 6 of this prospectus.

                     The date of this prospectus is , 2003.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus .....................................................    3

Where You Can Find More Information .......................................    3

Forward-Looking Statements ................................................    4

The Issuers ...............................................................    4

PSEG Power LLC ............................................................    5

Risk Factors ..............................................................    6

Use of Proceeds ...........................................................   13

Accounting Treatment Relating to the Preferred Securities .................   13

Description of the Preferred Securities ...................................   13

Description of the Guarantees .............................................   23

Description of the Debentures .............................................   25

Relationship Among the Preferred Securities,
  the Debentures and the Guarantees .......................................   29

Plan of Distribution ......................................................   30

Legal Opinions ............................................................   31

Experts ...................................................................   31

                             ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that PSEG Power LLC ("PSEG Power") and the Issuers filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf process, the Issuers may, from time to time, sell any amount of the Preferred Securities described in this prospectus in one or more offerings of one or more series. The aggregate principal amount of Preferred Securities that the Issuers may offer under this prospectus is $2,000,000,000 less the aggregate principal amount of any PSEG Power debt securities that are sold under a separate prospectus filed with the same registration statement. Each time the Issuers sell Preferred Securities, they will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

      The Issuers believe that they have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

      PSEG Power files annual, quarterly and special reports, proxy statements and other information with the SEC. PSEG Power's filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may read and copy any material on file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

      The SEC allows the Issuers to "incorporate by reference" information that PSEG Power files with the SEC, which means that the Issuers can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that PSEG Power files later with the SEC will be deemed to automatically update and supersede this incorporated information. PSEG Power incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of any particular offering of Preferred Securities.

      o PSEG Power's Annual Report on Form 10-K for the year ended December 31, 2002;

      o PSEG Power's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003; and

      o PSEG Power's Current Reports on Form 8-K dated January 28, 2003 and April 15, 2003.

      You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

                                 J. Brian Smith
                          Director, Investor Relations
                            PSEG Services Corporation
                            80 Park Plaza, 6th Floor
                                Newark, NJ 07102
                            Telephone (973) 430-6564

      You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement. Neither the Issuers nor PSEG Power have authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. PSEG Power's affairs may change after this prospectus and any prospectus supplement is distributed. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus include certain forward-looking statements. The forward-looking statements reflect the Issuers' and PSEG Power's expectations, objectives and goals with respect to future events and financial performance and are based on assumptions and estimates that the Issuers and PSEG Power believe are reasonable. However, actual results could differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to, commodity prices, political developments, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations. The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement are intended to qualify for the safe harbor provisions of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

                                   THE ISSUERS

      Each of PSEG Power Capital Trust I, PSEG Power Capital Trust II, PSEG Power Capital Trust III, PSEG Power Capital Trust IV and PSEG Power Capital Trust V (each, an "Issuer" and jointly, the "Issuers") is a statutory trust created under Delaware law pursuant to (1) a trust agreement executed by PSEG Power, as depositor, and the Issuer Trustees (as defined below) and (2) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

      Each Issuer exists for the exclusive purposes of issuing and selling its Trust Securities and using the proceeds from the sale of its Trust Securities to acquire a corresponding series of PSEG Power's deferrable interest subordinated debentures (the "Debentures"), maintaining the status of the Issuer as a grantor trust for federal income tax purposes and engaging in those activities necessary, convenient or incidental to the foregoing. All of the beneficial interests represented by common securities (the "Common Securities") of each Issuer will be owned by PSEG Power. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of that Issuer, except that upon the occurrence and continuance of an event of default with respect to the corresponding series of Debentures (a "Debenture Event of Default") under the Indenture dated as of the date of issuance of such Debentures (as amended and supplemented from time to time, the "Indenture") between PSEG Power and The Bank of New York, as trustee (the "Debenture Trustee"), the rights of the holders of such Common Securities to payment of cash distributions ("Distributions") and payments upon redemption and liquidation will be subordinated to the rights of the holders of such Preferred Securities. The Indenture will be qualified as an indenture under the Trust Indenture Act.

      Each Issuer's business and affairs are conducted by three trustees, each appointed by PSEG Power as holder of the Common Securities: (1) The Bank of New York (the "Property Trustee"); (2) an affiliate of the Property Trustee that has its principal place of business in the State of Delaware (the "Delaware Trustee"); and (3) one individual trustee who is an employee or officer of or affiliated with PSEG Power (the "Administrative Trustee", and collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). The holder of the Common Securities, or the holders of at least a majority in aggregate liquidation amount of an Issuer's Preferred Securities if an event of default under the Trust Agreement (a "Trust Agreement Event of Default") has occurred and is continuing, will be entitled to remove and replace the Property Trustee and the Delaware Trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each of the Issuer Trustees are governed by the applicable Trust Agreement.

      Pursuant to the Trust Agreement of each Issuer, PSEG Power will pay all fees and expenses related to that Issuer and the offering of its Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of that Issuer except such Issuer's obligations under its Preferred Securities and Common Securities.

      The principal place of business of each Issuer is 80 Park Plaza, Newark, New Jersey 07102, and its telephone number is (973) 430-7000.

                                 PSEG POWER LLC

      PSEG Power is one of the largest independent electric generating and wholesale energy marketing and trading companies in the United States. Through its three principal operating subsidiaries, PSEG Fossil LLC ("Fossil"), which operates PSEG Power's fossil generating facilities; PSEG Nuclear LLC ("Nuclear"), which operates PSEG Power's nuclear generating facilities; and PSEG Energy Resources & Trade LLC ("ER&T"), which conducts PSEG Power's wholesale energy marketing and trading activities, PSEG Power generates and markets electricity, capacity, ancillary services and natural gas products on a wholesale basis. As of March 31, 2003, PSEG Power's generation portfolio consisted of approximately 13,055 megawatts ("MW") of installed capacity. Its target market, which it refers to as the Super Region, extends from Maine to the Carolinas and the Atlantic Coast to Indiana, encompassing approximately 36% of the nation's power consumption. With approximately 20% of installed capacity, PSEG Power is the single largest power supplier in its primary market, the Pennsylvania-New Jersey-Maryland Power Pool ("PJM"), which is one of the nation's largest and most well-developed energy markets.

      PSEG Power seeks to continually maximize the value of its generation portfolio through the centralized control of its operations and its integration with its trading, fuel procurement, marketing and risk management expertise. PSEG Power's electric generation portfolio is diversified by fuel source and market segment and it has demonstrated expertise in natural gas procurement.

      PSEG Power began operating as a deregulated energy supplier in 1999. On August 21, 2000, it acquired ownership of the electric generation portfolio of its utility affiliate, Public Service Electric and Gas Company ("PSE&G"), New Jersey's largest public utility. PSEG Power sells energy on a wholesale basis under contract to power marketers and load serving entities and it bids energy, capacity and ancillary services into the wholesale energy market. For the period ending July 31, 2003, PSEG Power has contracted to sell energy to various basic generation service ("BGS") suppliers in the New Jersey market. In addition, PSEG Power is a direct supplier to one utility, not PSE&G, for a limited portion of its retail load.

      As a result of the BGS auction held in February 2003, PSEG Power entered into hourly energy price contracts to be a direct supplier of certain large customers for a ten-month period beginning August 1, 2003. Power also entered into contracts with third parties who are direct suppliers of New Jersey's electric distribution companies. Through these seasonally-adjusted fixed price contracts, PSEG Power will indirectly serve New Jersey's smaller commercial and residential customers for ten-month and 34-month periods beginning August 1, 2003. PSEG Power believes that its obligations under these contracts are reasonably balanced by its available supply.

      In addition to the BGS-related contracts noted above, PSEG Power has various contracts to provide service to municipal electric utilities that run through 2007, a contract to supply power through 2003 to Niagara Mohawk Power Corporation from its Albany Steam Station and various supply contracts, ranging from one through four years, related to our recently acquired Connecticut generating stations.

      PSEG Power is a wholly-owned subsidiary of Public Service Enterprise Group Incorporated ("PSEG"). PSEG is an exempt public utility holding company and one of the leading providers of energy and energy-related services in the nation. PSEG has three other direct, wholly-owned subsidiaries: PSE&G, PSEG Energy Holdings L.L.C. ("Energy Holdings") and PSEG Services Corporation ("Services"). PSE&G is New Jersey's largest public utility and is engaged principally in the transmission, distribution and sale of electric energy and gas service in New Jersey. Energy Holdings participates nationally and internationally in energy-related lines of business through its subsidiaries. Services provides corporate support and managerial and administrative services to PSEG and its affiliates.

      PSEG Power is a Delaware limited liability company located at 80 Park Plaza, Newark, New Jersey 07102; its telephone number is 973-430-7000.

      You can obtain additional information about PSEG Power in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

Consolidated Ratios of Earnings to Fixed Charges and Consolidated Ratios of Earnings to Fixed Charges and Preference Dividends

      PSEG Power's consolidated ratios of earnings to fixed charges and its consolidated ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated are identical and are as follows:

                                                                           Years Ended December 31,
                                           Three Months Ended      ---------------------------------------
                                             March 31, 2003        2002     2001     2000     1999    1998
                                           ------------------      ----     ----     ----     ----    ----
Ratios of Earnings to Combined Fixed
  Charges and Preference Dividends(1)             5.69             4.10     3.73     3.42      7.29    2.46

----------
1 The term "earnings" shall be defined as pre-tax income from continuing operations in accordance with Regulation S-K. Add to pre-tax income the amount of fixed charges adjusted to exclude (a) the amount of any interest capitalized during the period and (b) the actual amount of any preferred stock dividend requirements of majority-owned subsidiaries which were included in such fixed charges amount but not deducted in the determination of pre-tax income.

                                  RISK FACTORS

      In addition to the information, including risk factors, contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should consider carefully the risks described below before making a decision to purchase any series of the Preferred Securities:

Obligations under the Guarantees and the Debentures are subordinate to all of PSEG Power's general liabilities

      PSEG Power's obligations under the Guarantees to be issued for the benefit of the holders of the Preferred Securities to be issued by the Issuers are unsecured and rank subordinate and junior in right of payment to all of PSEG Power's general liabilities. PSEG Power's obligations under its Debentures to be issued pursuant to the Indenture between it and The Bank of New York, as trustee, will be unsecured and rank subordinate and junior in right of payment to all of PSEG Power's senior indebtedness. At March 31, 2003, PSEG Power's senior indebtedness aggregated approximately $2.5 billion. None of the terms of the Preferred Securities, the Debentures or the Guarantees will limit PSEG Power's ability to incur additional indebtedness, including indebtedness that will rank senior to the Debentures and the Guarantees. See "Description of the Guarantees -- Status of the Guarantees" and "Description of the Debentures -- Subordination."

      PSEG Power is a holding company whose assets consist principally of the limited liability company interests in its wholly owned subsidiaries, Fossil, Nuclear and ER&T. Therefore, PSEG Power's rights and the rights of its creditors, including the holders of Debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization or otherwise will be subject to the prior claims of the subsidiary's creditors, except to the extent that PSEG Power's claims as a creditor of the subsidiary may be recognized.

      The ability of an Issuer to pay cash distributions ("Distributions") on its Preferred Securities and the redemption price or liquidation amount of such Preferred Securities is solely dependent upon PSEG Power making the payments on the related series of Debentures when due.

The tax consequences of the Debentures' option to extend the interest payment period may result in you incurring income tax liability before cash payments are made

      So long as no Debenture Event of Default has occurred and is continuing with respect to such series of Debentures, PSEG Power has the right at any time and from time to time to defer payments of interest on such series of Debentures by extending the interest payment period on such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, but not beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, PSEG Power shall be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PSEG Power may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its limited liability company interests. Prior to the termination of any Extension Period, PSEG Power may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any

Extension Period and the payment of all amounts then due, PSEG Power may elect to begin a new Extension Period, subject to the above requirements. PSEG Power shall be required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of the applicable series of Debentures of its election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding series of Preferred Securities or payment of interest on such Debentures is required to be given to any national securities exchange on which such Debentures or such Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date. See "Description of the Debentures -- Option to Extend Interest Payment Period."

      As a consequence, owners of Preferred Securities during an Extension Period will be required to include accrued interest in gross income but will not receive the related cash payment until the date on which the related Debentures mature or are called and any owners of Preferred Securities who dispose of Preferred Securities prior to such date will be required to include the accrued interest in gross income, but will not receive any cash related thereto. The tax basis of the Debentures represented by such series of Preferred Security will be increased by the amount of any original issue discount that is included in income without a receipt of cash and will be decreased when and if such cash is subsequently received by the owner of that series of Preferred Security.

      Should PSEG Power exercise its right to defer payments of interest by extending the interest payment period on the Debentures, the market price of the Preferred Securities is likely to be affected. An owner who disposes of Preferred Securities during an Extension Period might not receive the same return on investment as an owner who continues to hold Preferred Securities. In addition, as a result of the mere existence of PSEG Power's right to defer interest payments on the Debentures, the market price of the Preferred Securities may be more volatile than other securities on which original issue discount accrues that are not subject to such deferrals.

If you sell the Preferred Securities you may incur additional taxes

      The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the Debentures. An owner of Preferred Securities who disposes of Preferred Securities prior to the record date for the payment of Distributions will nevertheless be required to include accrued but unpaid interest on the Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis of the Preferred Securities so disposed. Such owner will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than its adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes.

Special Event Redemption

      Upon the occurrence and continuation of certain adverse changes in tax treatment (a "Tax Event") or in treatment under the Investment Company Act (an "Investment Company Event"), PSEG Power will have the right to redeem a series of Debentures, in whole but not in part, and therefore cause a mandatory redemption of the related series of Preferred Securities and common securities of the Issuer at a redemption price equal to the liquidation amount plus accumulated and unpaid Distributions, within 90 days following the occurrence of such Tax Event or Investment Company Event. The accompanying prospectus supplement will contain a description of these circumstances.

You may be forced to accept a distribution of the Debentures in exchange for your Preferred Securities

      At any time, PSEG Power may, in its sole discretion, dissolve an Issuer and, after satisfaction of liabilities to creditors of the related trust as provided by applicable law, cause the related Debentures to be distributed to the holders of the related Preferred Securities, provided that PSEG Power shall have delivered to the Issuer Trustees an opinion of nationally recognized tax counsel (which may be regular tax counsel to PSEG Power or an affiliate but not an employee thereof and which must be acceptable to The Bank of New York, as the Property Trustee) that any such distribution will not be a taxable event to the owners of the Preferred Securities. Although PSEG Power will agree to use its best efforts to list the Debentures on a national securities exchange, to the extent that the preferred securities are so listed, there can be no assurance that such Debentures will be approved for listing or that a trading market will exist for them.

      There can be no assurance as to the market prices for the Debentures that may be distributed in exchange for Preferred Securities if a dissolution of the related Issuer were to occur. Accordingly, the Debentures that a holder of a series of Preferred Securities may receive upon such a distribution, or the Preferred Securities held pending such a distribution, may trade at a discount to the price that the investor paid to purchase such Preferred Securities. Because holders of Preferred Securities may receive Debentures at PSEG Power's sole discretion, prospective purchasers of Preferred Securities are also making an investment decision with regard to the related series of Debentures and should carefully review all the information regarding the Debentures contained in the prospectus and prospectus supplement. See "Description of the Debentures."

Your rights under the Guarantees are limited

      Each Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will be the indenture trustee under each Guarantee for the purposes of compliance with the Trust Indenture Act and will hold each Guarantee for the benefit of the holders of the related series of Preferred Securities. Under a Guarantee, PSEG Power will agree to make the following payments to the holders of the related series of Preferred Securities, to the extent not paid by the related Issuer:
(i) any accumulated and unpaid Distributions on the Preferred Securities to the extent that the Issuer has funds available therefor, (ii) the redemption price of any Preferred Securities called for redemption to the extent that the Issuer has funds available therefor, and (iii) upon a voluntary or involuntary dissolution and liquidation of the Issuer (unless the related series of Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the liquidation amount of the Preferred Security plus accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the related Issuer available for distribution to holders of Preferred Securities upon such dissolution and liquidation of the Issuer. See "Description of the Guarantees -- General." The holders of at least a majority in aggregate liquidation amount of a series of Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee in respect of a related Guarantee and to direct the exercise of any trust power conferred upon the Trustee under such Guarantee. Any holder of a series of Preferred Securities may institute a legal proceeding directly against PSEG Power to enforce its rights under the related Guarantee without first instituting a legal proceeding against the related Issuer, the Trustee or any other person or entity. If PSEG Power defaults on its obligation to pay amounts payable on the related series of Debentures, the Issuer will not have sufficient funds for the payment of Distributions, amounts payable on redemption of the Preferred Securities or amounts payable upon liquidation of the Issuer and, accordingly, holders of the related series of Preferred Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, the Property Trustee or holders of the related series of Preferred Securities may enforce the rights of the Issuer under the Related Debentures against PSEG Power pursuant to the terms of those Debentures. The proposed form of Amended and Restated Trust Agreement provides that each holder of Preferred Securities, by acceptance thereof, agrees to these provisions of the Trust Agreement, the Guarantee and the Indenture.

You have limited voting rights as a holder of Preferred Securities

      Holders of Preferred Securities will have limited voting rights under the related Trust Agreement. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Issuer Trustees, which voting rights are vested exclusively in PSEG Power as the holder of the Common Securities, except that upon the occurrence of an event of default under the Trust Agreement, the holders of at least a majority in aggregate liquidation amount of a series of Preferred Securities may replace the Property Trustee and the Delaware Trustee (as defined herein). See "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement" and "-- Removal of Issuer Trustees."

Credit, Commodity and Financial Market Risks May Have an Adverse Impact

      The revenues generated by the operation of PSEG Power's generating stations are subject to market risks that are beyond its control. PSEG Power's generation output will either be used to satisfy its wholesale contracts or be sold into the competitive power markets or under other bilateral contracts. Participants in the competitive power markets are not guaranteed any specified rate of return on their capital investments through recovery of mandated rates payable by purchasers of electricity. Although a majority of PSEG Power's revenue is generated by the BGS contract with the various direct bidders of the New Jersey BGS Auction and from bilateral contracts for the sale of electricity with third-party load serving entities and power marketers, its revenues and results of operations will be dependent upon prevailing market prices for energy, capacity and ancillary services in the markets it serves.

      Among the factors that will influence the market prices for PSEG Power's energy, capacity and ancillary services are:

      o the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity less expensively;

      o changes in the rules set by regulatory authorities with respect to the manner in which electricity sales will be priced;

      o transmission congestion and access in PJM and/or other competitive markets;

      o the operation of nuclear generation plants in PJM and other competitive markets beyond their presently expected dates of decommissioning;

      o prevailing market prices for enriched uranium, fuel oil, coal and natural gas and associated transportation costs;

      o     fluctuating weather conditions;

      o reduced growth rate in electricity usage as a result of factors such as national and regional economic conditions and the implementation of conservation programs; and

      o     changes in regulations applicable to PJM and other ISOs.

      As a result of the BGS auction, PSEG Power has entered into contracts with the direct suppliers of the New Jersey electric utilities, including PSE&G. These bilateral contracts are subject to credit risk. This credit risk relates to the ability of counterparties to meet their payment obligations for the power delivered under each BGS contract. Any failure to collect these payments under the BGS contracts with counterparties could have a material impact on PSEG Power's results of operations, cash flows, and financial position.

Energy Obligations, Available Supply and Trading Risks May Have an Adverse
Impact

      PSEG Power's energy trading and marketing business frequently involves the establishment of energy trading positions in the wholesale energy markets on long-term and short-term bases. To the extent that PSEG Power has forward purchase contracts to provide or purchase energy in excess of demand, a downturn in the markets is likely to result in a loss from a decline in the value of such long positions as it attempts to sell energy in a falling market. Conversely, to the extent that PSEG Power enters into forward sales contracts to deliver energy it does not own, or take short positions in the energy markets, an upturn in the energy markets is likely to expose it to losses as it attempts to cover its short positions by acquiring energy in a rising market.

      If the strategy PSEG Power utilizes to hedge its exposures to these various risks is not effective, it could incur significant losses. Its substantial energy trading positions can also be adversely affected by the level of volatility in the energy markets that, in turn, depends on various factors, including weather in various geographical areas and short-term supply and demand imbalances, which cannot be predicted with any certainty.

      In addition, PSEG Power is exposed to the risk that counterparties will not perform their obligations. Although it has devoted significant resources to develop its risk management policies and procedures and counterparty credit requirements and will continue to do so in the future, it can give no assurance that losses from its energy trading activities will not have a material adverse effect on its business, prospects, results of operations, financial condition or net cash flows.

      In connection with its energy trading business, PSEG Power must meet certain credit quality standards as are required by counterparties. Standard industry contracts generally require trading counterparties to maintain investment grade ratings. These same contracts provide reciprocal benefits. If PSEG Power loses its investment grade credit rating, ER&T would have to provide collateral (letters of credit or cash), which would significantly impact the energy trading business. This would increase its costs of doing business and limit its ability to successfully conduct its energy trading operations.

The Electric Energy Industry is Undergoing Substantial Change

      The electric energy industry in the State of New Jersey and across the country is undergoing major transformations. As a result of deregulation and the unbundling of energy supplies and services, the gas and electric retail markets are now open to competition from other suppliers. Increased competition from these suppliers could reduce the quantity of PSEG Power's wholesale sales and have a negative impact on earnings and cash flows. PSEG Power is affected by many issues that are common to the electric industry such as:

      o deregulation, the unbundling of energy supplies and services and the establishment of a competitive energy marketplace for products and services;

      o     the possibility of reregulation in some deregulated markets;

      o     energy sales retention and growth;

      o     revenue and price stability and growth;

      o     nuclear operations and decommissioning;

      o increased capital investments attributable to environmental regulations;

      o     managing energy trading operations;

      o ability to complete development or acquisition of current and future investments;

      o managing electric generation operations in locations outside of its traditional utility service territory;

      o     exposure to market price fluctuations and volatility;

      o     regulatory restrictions on affiliate transactions; and

      o     debt and equity market concerns.

Generation Operating Performance May Fall Below Projected Levels

      The risks associated with operating power generation facilities (each of which could result in performance below expected capacity levels) include:

      o     breakdown or failure of equipment or processes;

      o     disruptions in the transmission of electricity;

      o     labor disputes;

      o     fuel supply interruptions;

      o limitations which may be imposed by environmental or other regulatory requirements;

      o     permit limitations; and

      o operator error or catastrophic events such as fires, earthquakes, explosions, floods, acts of terrorism or other similar occurrences.

      Operation below expected capacity levels may result in lost revenues, increased expenses and penalties.

      Individual facilities may be unable to meet operating and financial obligations resulting in reduced cash flow.

PSEG Power is Subject to Substantial Competition From Well Capitalized Participants in the National Energy Markets

      PSEG Power and its subsidiaries are subject to substantial competition in the United States from merchant generators, domestic and multi-national utility generators, fuel supply companies, engineering companies, equipment manufacturers and affiliates of other industrial companies. Restructuring of energy markets and the sale of utility-owned assets, is creating opportunities for, and substantial competition from, well-capitalized entities which may adversely affect PSEG Power's ability to make investments on favorable terms and achieve its growth objectives. Increased competition could contribute to a reduction in prices offered for power and could result in lower returns which may affect its ability to service its outstanding indebtedness.

      Deregulation may continue to accelerate the current trend toward consolidation among domestic utilities and could also result in the splitting of vertically-integrated utilities into separate generation, transmission and distribution businesses. As a result, additional competitors could become active in the independent power industry.

Because It is a Holding Company, PSEG Power's Ability to Service Its Debt Could Be Limited

      PSEG Power is a holding company with no material assets other than the stock or membership interests of its subsidiaries. Accordingly, all of its operations are conducted by its subsidiaries. It depends on its subsidiaries' cash flow and its access to capital in order to service its indebtedness. The project-related debt agreements of subsidiaries generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to PSEG Power. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations.

      PSEG Power's subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, PSEG Power's subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate.

      PSEG Power can give no assurances that its current and future capital structure, operating performance or financial condition will permit it to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for it to successfully carry out its business strategy or to service its indebtedness.

Power Transmission Facilities May Impact PSEG Power's Ability to Deliver Its Output to Customers

      If transmission is disrupted, or if transmission capacity is inadequate, PSEG Power's ability to sell and deliver its electric energy products may be adversely impacted. If a region's power transmission infrastructure is inadequate, PSEG Power's ability to generate revenues may be limited.

Regulatory Issues Significantly Impact PSEG Power's Operations

      The electric power generation business is subject to substantial regulation and permitting requirements from federal, state and local authorities. PSEG Power is required to comply with numerous laws and regulations and to obtain numerous governmental permits in order to operate its generation stations.

      PSEG Power believes that it has obtained all material energy-related federal, state and local approvals including those required by the Nuclear Regulatory Commission (the "NRC"), currently required to operate its generation stations. Although not currently required, additional regulatory approvals may be required in the future due to a change in laws and regulations or for other reasons. No assurance can be given that PSEG Power will be able to obtain any required regulatory approval that it may require in the future, or that it will be able to obtain any necessary extension in receiving any required regulatory approvals. If it fails to obtain or comply with any required regulatory approvals, there could be a material adverse effect on its ability to operate its generation stations or to sell electricity to third parties.

      PSEG Power are subject to pervasive regulation by the NRC with respect to the operation of its nuclear generation stations. Such regulation involves testing, evaluation and modification of all aspects of plant operation in light of NRC safety and environmental requirements. Continuous demonstrations to the NRC that plant operations meet applicable requirements are also required. The NRC has the ultimate authority to determine whether any nuclear generation unit may operate.

      PSEG Power can give no assurance that existing regulations will not be revised or reinterpreted, that new laws and regulations will not be adopted or become applicable to it or any of its generation stations or that future changes in laws and regulations will not have a detrimental effect on its business.

Environmental Regulation May Limit PSEG Power's Operations

      PSEG Power is required to comply with numerous statutes, regulations and ordinances relating to the safety and health of employees and the public, the protection of the environment and land use. These statutes, regulations and ordinances are constantly changing. While PSEG Power believes that it has obtained all material environmental-related approvals required as of the date hereof to own and operate its facilities or that such approvals have been applied for and will be issued in a timely manner, it may incur significant additional costs because of compliance with these requirements. Failure to comply with environmental statutes, regulations and ordinances could have a material effect on it, including potential civil or criminal liability and the imposition of clean-up liens or fines and expenditures of funds to bring its facilities into compliance.

      PSEG Power can give no assurance that it will be able to:

      o obtain all required environmental approvals that it does not yet have or that may be required in the future;

      o obtain any necessary modifications to existing environmental approvals;

      o maintain compliance with all applicable environmental laws, regulations and approvals; or

      o     recover any resulting costs through future sales.

      Delay in obtaining or failure to obtain and maintain in full force and effect any such environmental approvals, or delay or failure to satisfy any applicable environmental regulatory requirements, could prevent construction of new facilities, operation of its existing facilities or sale of energy there from or could result in significant additional cost.

PSEG Power is Subject to More Stringent Environmental Regulation than Many of Its Competitors

      PSEG Power's facilities are subject to both federal and state pollution control requirements. Most of its generating facilities are located in the State of New Jersey. In particular, New Jersey's environmental programs are generally considered to be particularly stringent in comparison to similar programs in other states. As such, there may be instances where the facilities located in New Jersey are subject to more stringent and therefore more costly pollution control requirements than competitive facilities in other states.

Insurance Coverage May Not Be Sufficient

      PSEG Power has insurance for its generation stations, including all-risk property damage insurance, commercial general public liability insurance, boiler and machinery coverage, nuclear liability and, for its nuclear units, replacement power and business interruption insurance in amounts and with deductibles that it considers appropriate. PSEG Power can give no assurance that such insurance coverage will be available in the future on commercially reasonable terms nor that the insurance proceeds received for any loss of or any damage to any of the generation stations will be sufficient to permit it to continue to make payments on its debt. Additionally, certain properties that it owns may not be insured in the event of a terrorist activity.

Acquisition, Construction and Development Activities May Not Be Successful

      PSEG Power may seek to acquire, develop and construct new energy projects, the completion of any of which is subject to substantial risk. Such activity can require it to expend significant sums for preliminary engineering, permitting, fuel supply, legal and other expenses in preparation for competitive bids or before it can be established whether a project is economically feasible.

      The construction, expansion or refurbishment of a power generation facility may involve equipment and material supply interruptions, labor disputes, unforeseen engineering, environmental and geological problems and unanticipated cost overruns. The proceeds of any insurance, vendor warranties or performance guarantees may not be adequate to cover lost revenues, increased expenses or payments of liquidated damages. In addition, some power purchase contracts permit the customer to terminate the related contract, retain security posted by the developer as liquidated damages or change the payments to be made to the subsidiary or the project affiliate in the event certain milestones, such as commencing commercial operation of the project, are not met by specified dates. If project start-up is delayed and the customer exercises these rights, the project may be unable to fund principal and interest payments under project financing agreements. PSEG Power can give no assurance that it will obtain access to the substantial debt and equity capital required to develop and construct new generation projects or to refinance existing projects to supply anticipated future demand.

Changes in Technology May Make PSEG Power's Power Generation Assets Less Competitive

      A key element of PSEG Power's business plan is that generating power at central power plants produces electricity at relatively low cost. There are other technologies that produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternative methods of producing electricity to a level that is competitive with that of most central station electric production. If this were to happen, PSEG Power's market share could be eroded and the value of its power plants could be significantly impaired. Changes in technology could also alter the channels through which retail electric customers buy electricity, thereby affecting its financial results.

Recession, Acts of War, Terrorism Could Negatively Impact PSEG Power's Business

      The consequences of a prolonged recession and adverse market conditions may include the continued uncertainty of energy prices and the capital and commodity markets. PSEG Power cannot predict the impact of any continued economic slowdown or fluctuating energy prices; however, such impact could have a material adverse effect on its financial condition, results of operations and net cash flows.

      Like other operators of major industrial facilities, PSEG Power's generation plants may be targets of terrorist activities that could result in disruption of its ability to produce or distribute some portion of its energy products. Any such disruption could result in a significant decrease in revenues and/or significant additional costs to repair, which could have a material adverse impact on its financial condition, results of operation and net cash flows.

                                 USE OF PROCEEDS

      The proceeds to be received by the Issuers from the sale of the Preferred Securities offered hereby will be used by the Issuers to purchase Debentures from PSEG Power. Unless otherwise specified in the applicable prospectus supplement, the proceeds from the sale of the Debentures will be added to PSEG Power's general funds and used by PSEG Power for general corporate purposes.

            ACCOUNTING TREATMENT RELATING TO THE PREFERRED SECURITIES

      The financial statements of the Issuers will be consolidated with PSEG Power's financial statements, with the Preferred Securities shown on its consolidated financial statements as liabilities and will present the Preferred Securities as shares subject to mandatory redemption. PSEG Power's financial statements will include a footnote that discloses, among other things, that the assets of the trust consist of its debt securities and will specify the designation, principal amount, interest rate and maturity date of the debt securities.

                     DESCRIPTION OF THE PREFERRED SECURITIES

      Pursuant to the terms of each Trust Agreement, the Issuers will issue the Preferred Securities and the Common Securities. The Preferred Securities of an Issuer will represent undivided beneficial interests in the assets of such Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to the payment of Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the applicable Trust Agreement. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

General

      The Preferred Securities of each Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "-- Subordination of Common Securities." The proceeds from the sale of the Preferred Securities and the Common Securities will be used by the related Issuer to purchase a corresponding series of Debentures from PSEG Power. The Debentures will be held in trust by the Property Trustee for the benefit of the holders of the related Trust Securities. Each Guarantee

Agreement executed by PSEG Power for the benefit of the holders of each Issuer's Preferred Securities (each, a "Guarantee") will be subordinate and junior in right of payment to all general liabilities of PSEG Power. Pursuant to each Guarantee, PSEG Power will agree to make payments of Distributions and payments on redemption or liquidation with respect to such Preferred Securities, but only to the extent the related Issuer holds funds available therefor and has not made such payments. See "Description of the Guarantees."

      It is anticipated that the assets of each Issuer available for distribution to the holders of its Preferred Securities will be limited to payments from PSEG Power under the corresponding series of Debentures in which such Issuer will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Debentures." If PSEG Power fails to make a payment on a series of Debentures, the related Issuer will not have sufficient funds to make related payments, including Distributions, on its Preferred Securities.

Distributions

      Distributions on the Preferred Securities of each Issuer will be payable at a rate specified (or at a rate whose method of determination is described) in the accompanying prospectus supplement for such Preferred Securities. Unless otherwise specified in such prospectus supplement, the amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Unless otherwise specified in such prospectus supplement, distributions on the Preferred Securities will be cumulative and will accumulate from the date of original issuance and will be payable in arrears on the dates specified in the applicable prospectus supplement except as otherwise described below. Unless otherwise specified in such prospectus supplement, in the event that any date on which Distributions are otherwise payable on the Preferred Securities is not a Business Day (as defined below), payment of such Distributions will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing is referred to herein as a "Distribution Date"). Unless otherwise specified in such prospectus supplement, a "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the State of New Jersey are required by law or executive order to remain closed.

      Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the securities register of the related Issuer on the relevant record date, which, as long as the Preferred Securities remain in book-entry-only form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "-- Book-Entry-Only Issuance -- The Depository Trust Company." In the event that any Preferred Securities are not in book-entry-only form, the relevant record date for such Preferred Securities will be specified in the applicable prospectus supplement.

      So long as no Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, PSEG Power will have the right at any time and from time to time to defer payments of interest by extending the interest payment period on such series of Debentures for up to the maximum period specified in the accompanying prospectus supplement for such series of Debentures (each, an "Extension Period"), provided that any such Extension Period shall not extend beyond the maturity or any redemption date of the Debentures of such series. As a consequence, Distributions on the corresponding Preferred Securities would be deferred by the Issuer thereof during such Extension Period, but the amount of Distributions to which holders of the Preferred Securities would be entitled will continue to accumulate at the annual rate applicable to Distributions thereon, compounded with the same frequency with which Distributions are payable. During any Extension Period, PSEG Power may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its limited liability company interests. Prior to the termination of any Extension Period, PSEG Power may shorten or further extend the interest payment period on a series of Debentures, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period or extend beyond the maturity or any redemption date of such Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSEG Power may elect to begin a new Extension Period, subject to the above requirements. See "Description of the Debentures -- Option to Extend Interest Payment Period."

Redemption

      Upon the payment of a series of Debentures held by an Issuer at maturity or upon redemption, the proceeds from such payment will be applied by the Property Trustee to redeem a like amount of the corresponding Trust Securities of the Issuer thereof at a redemption price (the "Redemption Price") equal to the liquidation amount of such Trust Securities plus all accumulated and unpaid Distributions to the redemption date (the "Redemption Date"). The redemption terms of a particular series of Debentures and the corresponding Trust Securities will be set forth in the accompanying prospectus supplement.

      If less than all the Trust Securities of the Issuer thereof are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be selected by the Property Trustee among such Issuer's Preferred Securities and Common Securities pro rata based on the respective aggregate liquidation amounts of such Preferred Securities and Common Securities, subject to the provisions of "-- Subordination of Common Securities."

Redemption Procedures

      Notice of any redemption of Trust Securities will be given by the Property Trustee to the holders of such Trust Securities to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date. If a notice of redemption is given with respect to any Trust Securities, then, to the extent funds are available therefor, the Issuer thereof will irrevocably deposit with the paying agent for such Trust Securities funds sufficient to pay the applicable Redemption Price for the Trust Securities being redeemed on the Redemption Date and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders of such Trust Securities upon surrender thereof. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the holders of such Trust Securities on the relevant record dates for the related Distribution Dates.

      If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of the holders of such Trust Securities so called for redemption will cease, except the right of the holders of such Trust Securities to receive the Redemption Price, but without interest thereon, and such Trust Securities will cease to be outstanding. In the event that any Redemption Date for Trust Securities is not a Business Day, then the Redemption Price will be payable on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, the Redemption Price will be payable on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer thereof or by PSEG Power pursuant to the Guarantee as described under "Description of the Guarantees," Distributions on such Trust Securities will continue to accumulate at the then applicable rate from the original Redemption Date to the date of payment, in which case the actual payment date will be considered the Redemption Date for purposes of calculating the Redemption Price.

      Subject to applicable law, PSEG Power or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

      If Preferred Securities of an Issuer are partially redeemed on a Redemption Date, a corresponding percentage of the Common Securities of that Issuer will also be redeemed. The particular Preferred Securities to be redeemed will be selected by the Property Trustee of that Issuer by such method as the Property Trustee shall deem fair and appropriate. The Property Trustee will promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, where applicable, the partial amount to be redeemed.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, each Issuer's Trust Securities, as applicable, shall be made pro rata based on the respective aggregate liquidation amounts of such Trust Securities; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to the corresponding series of Debentures, no payment of any Distribution on, or Redemption Price of, any of such Issuer's Common

Securities, and no other payment on account of the liquidation of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of such Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of a redemption, the full amount of such Redemption Price on all of such Issuer's outstanding Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, all of such Issuer's outstanding Preferred Securities then due and payable.

      If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the holder of the related Issuer's Common Securities will be deemed to have waived any right to act with respect to such Debenture Event of Default until the effect of such Debenture Event of Default has been cured, waived or otherwise eliminated with respect to the Preferred Securities. Until any such Debenture Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the corresponding Preferred Securities and not on behalf of PSEG Power, as holder of such Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution upon Dissolution

      Pursuant to its Trust Agreement, each Issuer shall be dissolved on the earliest to occur of:

      (1)   the expiration of the term of such Issuer;

      (2) the bankruptcy, dissolution or liquidation of PSEG Power or an acceleration of the maturity of the corresponding series of Debentures held by such Issuer;

      (3) if provided for in the accompanying prospectus supplement, upon PSEG Power's election to dissolve such Issuer and, after satisfaction of liabilities to creditors of such Issuer, cause the distribution of the corresponding series of Debentures to the holders of such Issuer's Trust Securities;

      (4)   the redemption of all of such Issuer's Trust Securities; and

      (5) an order for the dissolution of such Issuer shall have been entered by a court of competent jurisdiction.

      PSEG Power's election pursuant to clause (3) above shall be made by giving written notice to the Issuer Trustees not less than 30 days prior to the date of distribution of the corresponding series of Debentures and shall be accompanied by an opinion of counsel that such event will not be a taxable event to the holders of the Trust Securities for federal income tax purposes.

      If a dissolution event occurs as described in clause (1), (2) or (5) above with respect to any Issuer, such Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of its Trust Securities a like amount of the corresponding series of Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of such Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Trust Securities, the aggregate liquidation amount per Trust Security specified in the applicable prospectus supplement plus accumulated and unpaid Distributions thereon to the date of payment (such amount, the "Liquidation Distribution"). If the Liquidation Distribution with respect to an Issuer's Preferred Securities can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable by such Issuer on such Preferred Securities shall be paid on a pro rata basis. The holders of such Issuer's Common Securities will be entitled to receive the Liquidation Distribution upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing the Preferred Securities shall have a priority over the Common Securities with respect to payment of such Liquidation Distribution.

Trust Agreement Event of Default; Notice

      A Debenture Event of Default shall constitute a Trust Agreement Event of Default with respect to the Preferred Securities issued by the related Issuer under its Trust Agreement.

      Within 90 days after the occurrence of any Trust Agreement Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Trust Agreement Event of Default to the holders of the corresponding Trust Securities, the Administrative Trustee and PSEG Power, unless such Trust Agreement Event of Default shall have been cured or waived. PSEG Power and the Administrative Trustee are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

      Under each Trust Agreement, if the Property Trustee has failed to enforce its rights under the Trust Agreement or the Indenture to the fullest extent permitted by law and subject to the terms of the Trust Agreement and the Indenture, any holder of the corresponding Preferred Securities may institute a legal proceeding directly to enforce the Property Trustee's rights under the Trust Agreement or the Indenture with respect to Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder without first instituting a legal proceeding against the Property Trustee or any other person. To the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of a series of Debentures, holders of the corresponding Preferred Securities may take such action if such action is not taken by the Property Trustee. Notwithstanding the foregoing, if a Trust Agreement Event of Default attributable to PSEG Power's failure to pay principal of or premium, if any, or interest on the Debentures of any series has occurred and is continuing, then each holder of Preferred Securities of the corresponding series may institute a legal proceeding directly against PSEG Power for enforcement of any such payment to such holder, all as provided in the Indenture.

      If a Debenture Event of Default has occurred and is continuing with respect to a series of Debentures, the corresponding Preferred Securities shall have a preference over the related Issuer's Common Securities with respect to the payment of Distributions and amounts payable on redemption and liquidation as described above. See "-- Liquidation Distribution Upon Dissolution" and "-- Subordination of Common Securities."

Removal of Issuer Trustees

      Unless a Trust Agreement Event of Default has occurred and is continuing, any Issuer Trustee may be removed and replaced at any time by the holder of the Common Securities. If a Trust Agreement Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed and replaced at such time only by the holders of at least a majority in aggregate liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustee, which voting rights are vested exclusively in the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

Co-Trustees and Separate Property Trustee

      Unless a Trust Agreement Event of Default has occurred and is continuing, at any time and from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property (as defined in each Trust Agreement) may at such time be located, the holder of the Common Securities and the Administrative Trustee shall have the power (1) to appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and (2) to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. If a Trust Agreement Event of Default has occurred and is continuing, only the Property Trustee shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees

      Any corporation or other entity into which any Issuer Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any Issuer Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any Issuer Trustee, shall be the successor of such Issuer Trustee under the applicable Trust Agreement, provided such corporation or other entity shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuers

      An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other entity, except as described below or in "-- Liquidation Distribution Upon Dissolution." An Issuer may, at PSEG Power's request, with the consent of the Administrative Trustee and without the consent of the holders of its Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state, provided that:

      o such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to such Preferred Securities or (b) substitutes for such Preferred Securities other securities substantially similar to such Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as such Preferred Securities rank with respect to the payment of Distributions and payments upon redemption and liquidation;

      o PSEG Power expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the corresponding series of Debentures;

      o the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which such Preferred Securities are then listed;

      o such merger, consolidation, amalgamation or replacement does not cause such Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

      o such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect;

      o such successor entity has a purpose substantially similar to that of such Issuer;

      o prior to such merger, consolidation, amalgamation or replacement, PSEG Power has received an opinion of counsel to such Issuer to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of such Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation or replacement, neither such Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      o PSEG Power or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee and Trust Agreement.

      Notwithstanding the foregoing, an Issuer shall not, except with the consent of all holders of its Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such Issuer or the successor entity not to be classified as a grantor trust for federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided below and under "-- Mergers, Consolidations, Amalgamations or Replacements of the Issuers" and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

      A Trust Agreement may be amended from time to time by PSEG Power and the Issuer Trustees, without the consent of the holders of the corresponding Preferred Securities, (1) to cure any ambiguity, defect or inconsistency or (2) to make any other change that does not adversely affect in any material respect the interests of any holder of such Preferred Securities.

      A Trust Agreement may be amended by PSEG Power and the Issuer Trustees in any other respect, with the consent of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities, except to:

      o change the amount, timing or currency or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution,

      o restrict the right of a holder of any such Preferred Security to institute suit for enforcement of any Distribution, Redemption Price or Liquidation Distribution,

      o     change the purpose of the related Issuer,

      o authorize the issuance of any additional beneficial interests in the related Issuer,

      o     change the redemption provisions,

      o change the conditions precedent for PSEG Power to elect to dissolve the related Issuer and distribute the corresponding series of Debentures to the holders of such Preferred Securities or

      o     affect the limited liability of any holder of such Preferred
            Securities,

which amendment requires the consent of each holder of the related Preferred Securities affected thereby.

      Notwithstanding the foregoing, no amendment may be made without receipt by the related Issuer of an opinion of counsel to the effect that such amendment will not affect such Issuer's status as a grantor trust for federal income tax purposes or its exemption from regulation as an investment company under the Investment Company Act.

      The Issuer Trustees shall not:

      o direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to the corresponding series of Debentures,

      o     waive any past default under the Indenture,

      o exercise any right to rescind or annul an acceleration of the principal of the corresponding series of Debentures or

      o consent to any amendment or modification of the Indenture, where such consent shall be required,

      without, in each case, obtaining the consent of the holders of at least a majority in aggregate liquidation amount of all outstanding Preferred Securities of the related Issuer; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of such Preferred Securities except by subsequent vote of the holders thereof. The Property Trustee shall notify all holders of Preferred Securities of any notice received from the Debenture Trustee as a result of the Issuer thereof being the holder of the corresponding Debentures. In addition to obtaining the consent of the holders of the Preferred Securities of the corresponding series, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel to the effect that the related Issuer will not be classified as an association taxable as a corporation or a partnership for federal income tax purposes on account of such action and will continue to be classified as a grantor trust for federal income tax purposes.

      Any required consent of holders of Preferred Securities may be given at a meeting of holders of such Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of such Preferred Securities in the manner set forth in the applicable Trust Agreement.

      Notwithstanding that holders of Preferred Securities are entitled to vote or consent under certain circumstances, any Preferred Securities that are owned by PSEG Power, the Issuer Trustees or any affiliate of PSEG Power or any Issuer Trustee shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Book-Entry-Only Issuance -- The Depository Trust Company

      The Depository Trust Company (the "DTC") will act as securities depositary for all of the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) as the holder thereof. One or more fully registered global securities will be issued for the Preferred Securities of each Issuer, representing in the aggregate the total number of such Issuer's Preferred Securities, and will be deposited with DTC. The Issuers anticipate that the following provisions will apply to the depositary arrangements with respect to any such global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the Preferred Securities represented by such global security for all purposes under the applicable Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to have Preferred Securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in certificated form and will not be considered the owners or holders thereof under the applicable Trust Agreement. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; such laws may limit the transferability of beneficial interests in a global security.

      The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

      Registered Owner. The Preferred Securities will be issued as fully registered securities in the name of Cede & Co., which is DTC's partnership nominee. The Trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser's ownership interest in the Preferred Securities.

      DTC's Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of that law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

      DTC is owned by a number of its direct participants and the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations who directly participate in DTC. Other entities may access DTC's system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

      DTC's Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts. Doing so eliminates the need for physical movement of securities certificates.

      Participants' Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of Preferred Securities must be made by or through a direct participant, which will receive a credit for the Preferred Securities on the depositary's records. The purchaser's interest is in turn to be recorded on the participants' records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations along with periodic statements of their holdings from the participants through which they entered into the transaction.

      Transfers of interest in the global securities will be made on the books of the participants acting on behalf of the actual purchasers. Certificates representing the interest of the actual purchasers in Preferred Securities will not be issued unless the use of global securities is suspended.

      The depositary has no knowledge of the actual purchasers of the Preferred Securities. The depositary's records only reflect the identity of the direct participants who are responsible for keeping account of their holdings on behalf of their customers.

      Notices Among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of an Issuer's Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed. Any redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

      Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the Preferred Securities. The depositary generally mails an omnibus proxy to the Issuer just after the applicable record date. That proxy assigns Cede & Co.'s voting rights to the direct participants to whose accounts the Preferred Securities are credited at that time.

     Payments. Payments in respect of the Preferred Securities made by us will be delivered to the depositary. DTC's practice is to credit direct participants' accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in "street name." Those payments will be the responsibility of that participant, not the depositary, the Issuer Trustees or us, subject to any legal requirements in effect at that time.

      PSEG Power is responsible for payment in respect of the Preferred Securities to the Issuer Trustees who are responsible for payment to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

      DTC may discontinue providing its services as securities depositary with respect to any series of Preferred Securities at any time by giving reasonable notice to the Property Trustee and PSEG Power. In the event that a successor securities depositary is not obtained, definitive Preferred Security certificates representing such Preferred Securities are required to be printed and delivered. PSEG Power, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) as a result of such discontinuance or as a result of DTC's ineligibility to so act, in which case definitive certificates for such Preferred Securities will be issued. After a Trust Agreement Event of Default, the related Issuer will issue definitive certificates for such Issuer's Preferred Securities. Upon distribution of definitive Preferred Securities certificates, owners of such Preferred Securities will become the registered holders of such Preferred Securities.

      The information set forth above concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and PSEG Power believe to be accurate, but the Issuers and PSEG Power assume no responsibility for the accuracy thereof. Neither the Issuers nor PSEG Power has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

      In the event that the book-entry-only system is discontinued, the payment of any Distribution, Redemption Price and Liquidation Distribution in respect of such Preferred Securities will be payable in the manner described in the accompanying prospectus supplement, and the following provisions would apply. The Property Trustee shall keep the registration books for such Preferred Securities at its corporate office. Such Preferred Securities may be transferred or the Preferred Securities certificates representing such Preferred Securities may be exchanged for one or more Preferred Securities certificates upon surrender thereof at the corporate office of the Property Trustee by the holders or their duly authorized attorneys or legal representatives. Upon surrender of any Preferred Securities or certificates for Preferred Securities to be transferred or for Preferred Securities certificates to be exchanged, the Property Trustee shall record the registration of transfer or exchange in the registration books and shall deliver new Preferred Securities appropriately registered. The Property Trustee shall not be required to register the transfer of any Preferred Securities that have been called for redemption or on or after the liquidation date. The Issuers and the Property Trustee shall be entitled to treat the holders of the related Preferred Securities, as their names appear in the registration books, as the owners of those Preferred Securities for all purposes under the applicable Trust Agreement.

Information Concerning the Property Trustee

      The Property Trustee is the sole Trustee under each Trust Agreement for purposes of the Trust Indenture Act and shall have and be subject to all of the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, upon a Trust Agreement Event of Default, must use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by any Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Agreement Event of Default has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in a Trust Agreement or is unsure of the application of any provision of a Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by PSEG Power and, if not so directed, may take such action as it deems advisable and in the best interests of the holders of the corresponding Trust Securities and will have no liability except for its own negligent action, negligent failure to act or willful misconduct.

Miscellaneous

      The Administrative Trustee is authorized and directed to conduct the affairs of and to operate the Issuers in such a way that

      o no Issuer will be deemed to be an investment company required to be registered under the Investment Company Act or to be taxed as a corporation or partnership for federal income tax purposes,

      o each Issuer will be classified as a grantor trust for federal income tax purposes and

      o the Debentures held by such Issuers will be treated as PSEG Power's indebtedness for federal income tax purposes.

      In this connection, PSEG Power and the Administrative Trustee are authorized to take any action, not inconsistent with applicable law, the applicable certificate of trust of the related Issuer or the applicable Trust Agreement, that PSEG Power and the Administrative Trustee determine in their discretion to be necessary or desirable for such purposes, even if such action adversely affects the interests of the holders of the corresponding Preferred Securities.

      Holders of the Preferred Securities have no preemptive or similar rights.

      No Issuer may borrow money, issue debt, execute mortgages or pledge any of its assets.

      Except as otherwise provided in the Trust Agreements, any action requiring the consent or vote of the Issuer Trustees shall be approved by the Administrative Trustee.

Governing Law

      The Trust Agreements, the Preferred Securities of each Issuer and the Common Securities of each Issuer provide that they will be governed by and construed in accordance with the laws of the State of Delaware.

Certain United States Federal Income Tax Consequences.

      A discussion of certain United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of a Preferred Securities may be included the prospectus supplement related to the issuance of such Preferred Securities. Please refer to any discussion of the taxation of the Issuers, Debentures or Preferred Securities provided in the applicable prospectus supplement.

      It is expected that, in connection with the issuance of the Preferred Securities, Ballard Spahr Andrews & Ingersoll LLP, tax counsel to PSEG Power and to the Issuers, will render its opinion that, under then current law and subject to certain assumptions, the Issuers will be characterized for United States federal income tax purposes as a "grantor trust" and not as an association or publicly traded partnership taxable as a corporation. If an Issuer is properly characterized as a grantor trust, the Issuer will not be subject to United States federal income taxes and each beneficial owner of Preferred Securities will be treated for such purposes as owning a pro rata undivided interest in the Debentures, and will be required to include in income any income with respect to the owner's allocable share of those Debentures. Distributions on the Preferred Securities are not dividends and will not qualify for the corporate dividends received deduction or be taxable at the new lower rates applicable to dividends paid by corporations to individuals.

      Potential purchasers of Preferred Securities should be aware that a Debenture might be treated as having been issued with original issue discount ("OID"). In general, a Debenture will be treated as having been issued with OID if, among other possibilities:

      o the Debenture has an issue price (determined under applicable regulations) that is less than the Debenture's principal amount, or

      o interest on the Debenture is not considered to be unconditionally payable at least annually during the entire term of the Debenture at a single fixed rate or, subject to certain exceptions, at one or more variable rates.

      PSEG Power's ability to defer interest payments on the Debentures, described in "-- Distributions" and "Description of the Debentures -- Option to Extend Interest Payment Period" might result in the Debentures having OID. A beneficial owner of Preferred Securities evidencing an interest in Debentures with OID generally will be required to include that OID in income as it accrues, regardless of the owner's method of accounting for United States federal income tax purposes, before receipt of cash payments attributable to that income.

      If relevant, the applicable prospectus supplement will contain a more complete discussion of the rules governing the treatment of OID, including a discussion of the consequences under those rules of our ability to defer interest payments on the Debentures.

      The United States federal income tax discussion set forth above is included for general information only and does not purport to be a complete discussion of the United States federal income tax considerations that may be applicable to the purchase, ownership and disposition of Preferred Securities. Prospective purchasers of Preferred Securities should consult the prospectus supplement related to the issuance of the Preferred Securities they are considering purchasing and their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Preferred Securities.

                          DESCRIPTION OF THE GUARANTEES

      Each Guarantee will be executed and delivered by PSEG Power concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. Each Guarantee will be qualified as an indenture under the Trust Indenture Act and The Bank of New York will act as indenture trustee (the "Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act. Reference under this caption to Preferred Securities means the Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities.

General

      PSEG Power will irrevocably agree, to the extent set forth in each Guarantee, to pay in full, to the holders of the related Issuer's Preferred Securities, the Guarantee Payments (as defined below) (except to the extent previously paid), as and when due, regardless of any defense, right of set-off or counterclaim which such Issuer may have or assert. The following payments, to the extent not paid by an Issuer (the "Guarantee Payments"), will be subject to the applicable Guarantee (without duplication):

      o any accumulated and unpaid Distributions required to be paid on such Preferred Securities, to the extent that such Issuer has funds available therefor,

      o the Redemption Price to the extent that such Issuer has funds available therefor, and

      o upon a voluntary or involuntary dissolution and liquidation of such Issuer (unless the corresponding series of Debentures are distributed to holders of such Preferred Securities), the lesser of
            (a) the aggregate of the liquidation amount specified in the prospectus supplement per Preferred Security plus all accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer has funds available therefor and
            (b) the amount of assets of such Issuer remaining available for distribution to holders of Preferred Securities upon a dissolution and liquidation of such Issuer.

      PSEG Power's obligation to make a Guarantee Payment may be satisfied by direct payment by it of the required amounts the holders of the corresponding Preferred Securities or by causing the related Issuer to pay such amounts to such holders. While PSEG Power's assets will not be available pursuant to the Guarantees for the payment of any Distribution, Liquidation Distribution or Redemption Price on any Preferred Securities if the related Issuer does not have funds available therefor as described above, PSEG Power has agreed under the applicable Trust Agreement to pay all expenses of such Issuer except such Issuer's obligations under its Trust Securities. Accordingly, the applicable Guarantee, together with the backup undertakings consisting of PSEG Power's obligations under the applicable Trust Agreement, the corresponding series of Debentures and the Indenture, provide for PSEG Power's full, irrevocable and unconditional guarantee of the Preferred Securities.

      No single document executed by PSEG Power in connection with the issuance of a series of Preferred Securities will provide for PSEG Power's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of PSEG Power's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantees."

Status of the Guarantees

      Each Guarantee will constitute PSEG Power's unsecured obligation and will rank subordinate and junior in right of payment to all of PSEG Power's general liabilities. The Trust Agreements provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the related Guarantee. Each Guarantee will rank pari passu with all other Guarantees issued by PSEG Power. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against PSEG Power to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid or upon distribution to the holders of the Preferred Securities of the corresponding series of Debentures pursuant to the applicable Trust Agreement.

Amendments and Assignment

      Except with respect to any changes which do not materially adversely affect the rights of holders of the corresponding Preferred Securities (in which case no consent of the holders will be required), no Guarantee may be amended without the prior approval of the holders of at least a majority in aggregate liquidation amount of such Preferred Securities (excluding any Preferred Securities held by PSEG Power or an affiliate thereof). The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement". All agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of PSEG Power and shall inure to the benefit of the holders of the corresponding Preferred Securities.

Guarantee Events of Default

      An event of default under a Guarantee (a "Guarantee Event of Default") will occur upon the failure of PSEG Power to perform any of its payment or other obligations thereunder, provided that except with respect to a Guarantee Event of Default resulting from a failure to make any of the Guarantee Payments, PSEG Power shall have received notice of such Guarantee Event of Default from the Guarantee Trustee and shall not have cured such Guarantee Event of Default within 60 days after receipt of such notice. The holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (excluding any Preferred Securities held by PSEG Power or an affiliate thereof) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

      Any holder of the corresponding Preferred Securities may institute a legal proceeding directly against PSEG Power to enforce such holder's rights under such Guarantee without first instituting a legal proceeding against the related Issuer, the Guarantee Trustee or any other person or entity.

      PSEG Power, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under each Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a Guarantee Event of Default, undertakes to perform only such duties as are specifically set forth in each Guarantee and, upon a Guarantee Event of Default, must exercise such of the rights and powers vested in it by the Guarantee and to use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantees

      Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price or Liquidation Distribution for the corresponding Preferred Securities or upon distribution of the corresponding series of Debentures to the holders of the corresponding Preferred Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the corresponding Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Governing Law

      Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                          DESCRIPTION OF THE DEBENTURES
General

      The Debentures will be issued in one or more series under the Indenture. Each series of Debentures will rank pari passu with all other series of Debentures. Each series of Debentures will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all of PSEG Power's Senior Indebtedness (as defined below). See "-- Subordination". The Indenture does not limit the incurrence or issuance of Senior Indebtedness by PSEG Power.

      The accompanying prospectus supplement will describe the following terms of any series of Debentures:

      o     the title of such series of Debentures;

      o     the aggregate principal amount of such series of Debentures;

      o the date or dates on which the principal of such series of Debentures shall be payable or the method of determination thereof;

      o the rate or rates, if any, at which such series of Debentures shall bear interest, the interest payment dates on which any such interest shall be payable or the method by which any of the foregoing shall be determined;

      o     any terms regarding redemption;

      o     the maximum Extension Period for such series of Debentures; and

      o any other terms of such series of Debentures not inconsistent with the provisions of the Indenture.

      Certain federal income tax consequences and special considerations relating to the applicable series of Debentures will be described in the accompanying prospectus supplement.

Option to Extend Interest Payment Period

      Under the Indenture, PSEG Power shall have the right at any time and from time to time, so long as no Debenture Event of Default has occurred and is continuing with respect to such series of Debentures, to defer payments of interest by extending the interest payment period for such series of Debentures for up to the maximum Extension Period provided for such series of Debentures, provided that no Extension Period shall extend beyond the maturity or any redemption date of such series of Debentures. At the end of the Extension Period, PSEG Power shall be obligated to pay all interest then accrued and unpaid (together with interest thereon to the extent permitted by applicable law). During any Extension Period, PSEG Power may not declare or pay any distribution on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its limited liability company interests. Prior to the termination of any Extension Period, PSEG Power may shorten or further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed the maximum Extension Period for such series of Debentures or extend beyond the maturity or any redemption date of such series of Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, PSEG Power may elect to begin a new Extension Period, subject to the above requirements. PSEG Power shall be required to give notice to the Debenture Trustee and cause the Debenture Trustee to give notice to the holders of the applicable series of Debentures of its election to begin an Extension Period, or any shortening or extension thereof, at least one Business Day prior to the date the notice of the record or payment date of the related Distribution on the corresponding series of Preferred Securities or payment of interest on such Debentures is required to be given to any national securities exchange on which such Debentures or such Preferred Securities are then listed or other applicable self-regulatory organization but in any event not less than two Business Days prior to such record date.

Subordination

      All payments by PSEG Power in respect of the Debentures shall be subordinated to the prior payment in full of all amounts payable on Senior Indebtedness. The term "Senior Indebtedness" means:

      o the principal of and premium, if any, in respect of (a) indebtedness of PSEG Power for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by PSEG Power;

      o     all capital lease obligations of PSEG Power;

      o all obligations of PSEG Power issued or assumed as the deferred purchase price of property, all conditional sale obligations of PSEG Power and all obligations of PSEG Power under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

      o certain obligations of PSEG Power for the reimbursement of any obligation, any letter of credit, banker's acceptance, security purchase facility or similar credit transaction entered into in the ordinary course of business of PSEG Power;

      o all obligations of the type referred to in the first through fourth clauses of this list of other persons and all dividends of other persons (other than the Preferred Securities or similar securities) for the payment of which, in either case, PSEG Power is responsible or liable as obligor, guarantor or otherwise (other than each Guarantee and obligations ranking pari passu with such Guarantee); and

      o certain obligations of the type referred to in the first through fifth clauses of this list of other persons secured by any lien on any property or asset of PSEG Power (whether or not such obligation is assumed by PSEG Power), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures and for indebtedness between or among PSEG Power and its affiliates.

      Upon any payment or distribution of PSEG Power's assets or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of PSEG Power, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts payable on Senior Indebtedness (including any interest accruing on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency or similar proceeding) shall be paid in full before the holders of the Debentures or the Debenture Trustee on behalf of such holders shall be entitled to receive from PSEG Power any payment of principal of, premium, if any, or interest on, the Debentures or distributions of any assets or securities.

      No direct or indirect payment by or on behalf of PSEG Power of principal of, premium, if any, or interest on, the Debentures, whether pursuant to the terms of the Debentures or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists (1) a default in the payment of all or any portion of any Senior

Indebtedness or (2) any other default pursuant to which the maturity of Senior Indebtedness has been accelerated and, in either case, requisite notice has been given to the Debenture Trustee and such default shall not have been cured or waived by or on behalf of the holders of such Senior Indebtedness.

      If the Debenture Trustee or any holder of the Debentures shall have received any payment on account of the principal of, premium, if any, or interest on, the Debentures when such payment is prohibited and before all amounts payable on Senior Indebtedness are paid in full, then such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid to the holders of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full.

      Nothing in the Indenture shall limit the right of the Debenture Trustee or the holders of the Debentures to take any action to accelerate the maturity of the Debentures or to pursue any rights or remedies against PSEG Power, provided that all Senior Indebtedness shall be paid before holders of the Debentures are entitled to receive any payment from PSEG Power of principal of, premium, if any, or interest on, the Debentures.

      Upon the payment in full of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of PSEG Power made on such Senior Indebtedness until the Debentures shall be paid in full.

Certain PSEG Power Covenants

      PSEG Power will covenant that it may not declare or pay any distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its limited liability company interests (1) during an Extension Period,
(2) if there has occurred and is continuing any event that is, or, with the giving of notice or the lapse of time or both would constitute, a Debenture Event of Default or (3) if it is in default with respect to its payment or other obligations under any Guarantee. See "-- Debenture Events of Default and Description of the Guarantee -- Guarantee Events of Default."

      Any waiver of any Debenture Event of Default will require the approval of at least a majority of the aggregate principal amount of the corresponding series of Debentures or, if such Debentures are held by an Issuer, the approval of the holders of at least a majority in aggregate liquidation amount of the Preferred Securities of such Issuer; provided, however, that a Debenture Event of Default resulting from the failure to pay the principal of, premium, if any, or interest on, such Debentures may not be waived.

Modification of the Indenture

      From time to time, PSEG Power and the Debenture Trustee, without notice to or the consent of any holders of Debentures, may amend or supplement the Indenture for any of the following purposes:

      o     to cure any ambiguity, defect or inconsistency;

      o to comply with the provisions of the Indenture regarding consolidation, merger or sale, conveyance, transfer or lease of the properties as an entirety or substantially as an entirety of PSEG Power;

      o to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

      o to make any other change that does not in PSEG Power's reasonable judgment adversely affect the rights of any holder of the Debentures;

      o to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

      o to set forth the terms and conditions, which shall not be inconsistent with the Indenture, of any series of Debentures and the form of Debentures of such series.

      In addition, PSEG Power and the Debenture Trustee may modify the Indenture or any supplemental indenture or waive future compliance by PSEG Power with the provisions of the Indenture, with the consent of the holders of at least a majority of the aggregate principal amount of the Debentures of each series affected thereby, provided that no such modification, without the consent of each holder of such Debentures, may:

      o     reduce the principal amount of such Debentures,

      o reduce the principal amount of outstanding Debentures of any series the holders of which must consent to an amendment of the Indenture or a waiver,

      o change the stated maturity of the principal of, or interest on, or the rate of interest on, such Debentures,

      o change the redemption provisions applicable to such Debentures adversely to the holders thereof,

      o impair the right to institute suit for the enforcement of any payment with respect to such Debentures,

      o change the currency in which payments with respect to such Debentures are to be made, or

      o change the subordination provisions applicable to such Debentures adversely to the holders thereof,

provided that if such Debentures are held by an Issuer, no modification shall be made that adversely affects the holders of the Preferred Securities of such Issuer, and no waiver of any Debenture Event of Default with respect to such Debentures or compliance with any covenant under the Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the Preferred Securities of such Issuer or the holder of each such Preferred Security, as applicable.

Debenture Events of Default

      The following are Debenture Events of Default with respect to the Debentures of any series:

      o default for 30 days in payment of any interest on any Debenture of that series (other than the payment of interest during an Extension Period);

      o default in payment of principal of or premium, if any, on any Debenture of that series when the same becomes due and payable;

      o default for 60 days after receipt by PSEG Power of a Notice of Default in the performance of or failure to comply with any other covenant or agreement for such series of Debentures or in the Indenture or any supplemental indenture under which such series of Debentures may have been issued; or

      o     certain events of bankruptcy, insolvency or reorganization of PSEG
            Power.

      In case a Debenture Event of Default has occurred and is continuing, other than one relating to bankruptcy, insolvency or reorganization of PSEG Power in which case the principal of, premium, if any, and any interest on, all of the Debentures of the applicable series shall become immediately due and payable, the Debenture Trustee or the holders of at least 25% in aggregate principal amount of the Debentures of that series may declare the principal, together with interest accrued thereon, of all the Debentures of that series to be due and payable; provided, however, that if a Debenture Event of Default has occurred and is continuing with respect to such Debentures and the Debenture Trustee or the holders of at least 25% in aggregate principal amount of such series of Debentures fail to declare the principal of such series of Debentures to be immediately due and payable, then, if such Debentures are held by an Issuer, the holders of at least 25% in aggregate liquidation amount of the corresponding Preferred Securities shall have such right by written notice to PSEG Power and the Debenture Trustee. The holders of at least a majority in aggregate principal amount of such series of Debentures, by notice to the Debenture Trustee, may rescind an acceleration, provided that if the principal of such Debentures has been declared due and payable by the holders of the corresponding Preferred Securities, no rescission of such acceleration will be effective unless consented to by the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities.

      PSEG Power will be required to furnish to the Debenture Trustee annually a statement as to the compliance by PSEG Power with all conditions and covenants under the Indenture and the Debentures and as to any Debenture Event of Default.

Consolidation, Merger, Sale or Conveyance

      PSEG Power may not consolidate with or merge with or into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless (1) the successor person shall be organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture all of PSEG Power's obligations under the Debentures, the Guarantees and the Indenture; (2) immediately after giving effect to such transaction, no Debenture Event of Default, and no event which after notice or lapse of time or both would become a Debenture Event of Default, has occurred and is continuing; and (3) certain other conditions prescribed in the Indenture are met.

Defeasance and Discharge

      Under the terms of the Indenture, PSEG Power will be discharged from any and all obligations in respect of the Debentures of any series if PSEG Power deposits with the Debenture Trustee, in trust, (1) cash and/or (2) United States Government Obligations (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay all the principal of, premium, if any, and interest on, the Debentures of such series on the dates such payments are due in accordance with the terms of such Debentures.

Information Concerning the Debenture Trustee

      Subject to the provisions of the Indenture relating to its duties, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of any series of Debentures or the holders of the corresponding Preferred Securities, unless such holders shall have offered to the Debenture Trustee reasonable security and indemnity. Subject to such provision for indemnification, the holders of at least a majority in aggregate principal amount of any series of Debentures affected or the holders of at least a majority in aggregate liquidation amount of the corresponding Preferred Securities (with each such series voting as a class), as applicable, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee with respect to such series of Debentures or exercising any trust or power conferred on the Debenture Trustee.

      The Indenture will contain limitations on the right of the Debenture Trustee, as a creditor of PSEG Power, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a Debenture Event of Default (1) it is a creditor of PSEG Power or (2) there is a default under the indenture(s) referred to below.

      The Bank of New York is the Trustee under PSEG Power's Indenture dated April 16, 2001, as amended and supplemented by the First Supplemental Indenture, dated as of March 13, 2002, with respect to PSEG Power's Senior Debt Securities and on various indentures relating to its subsidiaries and its affiliates. PSEG Power, its subsidiaries and its affiliates maintain other normal banking relationships, including credit facilities and lines of credit, with The Bank of New York.

Governing Law

      The Indenture will be governed by and construed in accordance with the laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                        THE DEBENTURES AND THE GUARANTEES

      Payments of Distributions and redemption and liquidation payments due on the Preferred Securities (to the extent the Issuer thereof has funds available for such payments) will be guaranteed by PSEG Power as and to the extent set forth under "Description of the Guarantee". No single document executed by PSEG Power in connection with the issuance of the Preferred Securities will provide for PSEG Power's full, irrevocable and unconditional guarantee of the Preferred Securities. It is only the combined operation of PSEG Power's obligations under the applicable Guarantee, the applicable Trust Agreement, the corresponding series of Debentures and the Indenture that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer's obligations under its Preferred Securities.

      A holder of any Preferred Security may institute a legal proceeding directly against PSEG Power to enforce its rights under the applicable Trust Agreement, Indenture or Guarantee without first instituting a legal proceeding against the Property Trustee, Debenture Trustee or Guarantee Trustee, the related Issuer or any other person or entity if the applicable Trustee fails to enforce that particular holder's rights thereunder.

      As long as PSEG Power makes payments of interest and other payments when due on a series of Debentures, such payments will be sufficient to cover the payment of Distributions and redemption and Liquidation Distributions due on the corresponding Preferred Securities, primarily because

      o the aggregate principal amount of such series of Debentures will be equal to the sum of the aggregate liquidation amount of the corresponding Preferred Securities and Common Securities,

      o the interest rate and interest and other payment dates on such series of Debentures will match the Distribution rate and Distribution and other payment dates for the corresponding Preferred Securities,

      o the applicable Trust Agreement provides that PSEG Power shall pay for all and any costs, expenses and liabilities of the Issuer of such Preferred Securities except such Issuer's obligations under its Preferred Securities and Common Securities, and

      o the applicable Trust Agreements provide that no Issuer will engage in any activity that is not consistent with the limited purposes of such Issuer.

      If and to the extent that PSEG Power does not make payments on any series of Debentures, such Issuer will not have funds available to make payments of Distributions or other amounts due on the corresponding Preferred Securities.

      A principal difference between the rights of a holder of a Preferred Security (which represents an undivided beneficial interest in the assets of the Issuer thereof) and a holder of a Debenture is that a holder of a Debenture will accrue, and (subject to the permissible extension of the interest payment period) is entitled to receive, interest on the principal amount of Debentures held, while a holder of Preferred Securities is entitled to receive Distributions only if and to the extent such Issuer has funds available for the payment of such Distributions.

      Upon any voluntary or involuntary dissolution or liquidation of any Issuer not involving a distribution of any series of Debentures, after satisfaction of liabilities to creditors of such Issuer, the holders of the corresponding Preferred Securities will be entitled to receive, out of assets held by such Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary liquidation or bankruptcy of PSEG Power, each Issuer, as holder of the Debentures, would be a creditor of PSEG Power, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any members of PSEG Power receive payments or distributions. Since PSEG Power will be the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than an Issuer's obligations to the holders of its Preferred Securities and Common Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to the members of PSEG Power in the event of liquidation or bankruptcy of PSEG Power would be substantially the same.

      A default or event of default under any Senior Indebtedness would not constitute a Debenture Event of Default. In the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Debentures provide that no payments may be made in respect of the Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Debentures would constitute a Debenture Event of Default.

      The Issuers believe that the above mechanisms and obligations, taken together, are the equivalent of a full and unconditional guarantee by PSEG Power of payments due in respect of the Preferred Securities of each Issuer.

                              PLAN OF DISTRIBUTION

      The Issuers may sell the Preferred Securities to or through underwriters, dealers, or agents or directly to one or more other purchasers.

      The prospectus supplement will set forth the terms of the offering of the particular series or issue of Preferred Securities to which such prospectus supplement relates, including, as applicable:

      o the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such Preferred Securities;

      o the initial public offering or purchase price of such Preferred Securities;

      o any underwriting discounts, commissions and other items constituting underwriters' compensation from the Issuers and any other discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers;

      o     any commissions paid to any agents;

      o     the net proceeds to the Issuers; and

      o the securities exchanges, if any, on which such Preferred Securities will be listed.

      Any underwriting compensation paid by PSEG Power on behalf of the Issuers to underwriters in connection with the offering of Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in a prospectus supplement. Underwriters and dealers participating in the distribution of the Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters and dealers may be entitled, under agreement with PSEG Power and the Issuers, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by PSEG Power for certain expenses.

      Underwriters and dealers and their affiliates may engage in transactions with, or perform services for, the Issuers and PSEG Power and/or their affiliates in the ordinary course of business.

      The anticipated delivery date of the Preferred Securities and the prospectus delivery obligations of underwriters and dealers will be set forth in the relevant prospectus supplement.

      The Preferred Securities of each Issuer will be a new issue of securities and will have no established trading market. Any underwriters to whom Preferred Securities are sold by the Issuers for public offering and sale may make a market in such Preferred Securities but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Preferred Securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any Preferred Securities.

                                 LEGAL OPINIONS

      Certain legal matters will be passed upon for PSEG Power by James T. Foran, Esquire, Associate General Counsel of PSEG or R. Edwin Selover, Esquire, Senior Vice President and General Counsel of PSEG, by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania, special tax counsel to PSEG Power and the Issuers, and by Richards, Layton & Finger, P.A., special Delaware counsel to PSEG Power and the Issuers, and for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York, who may rely on the opinion of Mr. Selover or Mr. Foran as to matters of New Jersey law. Mr. Selover or Mr. Foran and Sidley Austin Brown & Wood LLP may rely on the opinion of Richards, Layton & Finger, P.A. as to matters of Delaware law. Messrs. Selover and Foran are also employees of PSEG Power's affiliate, PSEG Services Corporation.

                                     EXPERTS

      The financial statements, and the related financial statement schedule relating to PSEG Power and incorporated in this prospectus by reference from PSEG Power's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

      SEC registration fee ........................................     $161,800
      Printing and engraving ......................................       75,000
      Legal fees and expenses .....................................      200,000
      Fees of accountants .........................................       30,000
      Fees of trustees and transfer agents ........................       40,000
      Blue sky fees and expenses ..................................       10,000
      NYSE Listing Fee ............................................       60,000
      Rating agency fees ..........................................      200,000
      Miscellaneous ...............................................       23,200
                                                                        --------
      Total .......................................................     $800,000
                                                                        ========

Item 15. Indemnification of Directors and Officers.

      Article 18 of the limited liability company agreement of each of PSEG Power LLC, PSEG Fossil LLC, PSEG Nuclear LLC and PSEG Energy Resources & Trade LLC (each a "Company" and collectively, the "Companies") provides, as follows:

      o No Member, Officer, Director, employee or agent of each Company and no employee, representative, agent or Affiliate of the member of each Company (collectively, the "Covered Persons") shall be liable to the Company or any other Person who has an interest in or claim against PSEG Power for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Company's limited liability company agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's willful misconduct.

      Article 18 also provides as follows:

      o To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Company's limited liability company agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 18 shall be provided out of and to the extent of the Company's assets only, and no member shall have personal liability on account thereof.

      The amended and restated trust agreements for Trusts provide that no trustee, affiliate of any trustee or agents of any trustee (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the respective Trust or its affiliates, or any officers, directors, stockholders, employees, representatives or agents of us or our affiliates or to any holders of preferred trust securities of the respective Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the respective Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the amended and restated trust agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The respective amended and restated trust agreement also provides that, to the fullest extent permitted by applicable law, each Trust shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the respective Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the respective amended and restated trust agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the property trustee, negligence) or willful misconduct with respect to such acts or omissions. The respective amended and restated trust agreement further provides that to the fullest extent permitted by applicable law, the respective trust shall, from time to time, advance (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon our receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the amended and restated trust agreement.

      Each form of Underwriting Agreement between a registrant and any underwriters contains a provision under which each underwriter agrees to indemnify the directors and officers of such registrant who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 (the "1933 Act") from information furnished to it in writing by or on behalf of such underwriter.

      The directors and officers of the registrants are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and each registrant is insured to the extent that it is required or permitted by law to indemnify the directors and officers for such loss. The premiums for such insurance are paid by the respective registrant.

Item 16. List of Exhibits.

Exhibit
-------

1-1   Form of Underwriting Agreement for Debt Securities.

1-2   Form of Underwriting Agreement for Trust Preferred Securities.

3-1   Certificate of Trust for PSEG Power Capital Trust I.

3-2   Certificate of Trust for PSEG Power Capital Trust II.

3-3   Certificate of Trust for PSEG Power Capital Trust III.

3-4   Certificate of Trust for PSEG Power Capital Trust IV.

3-5   Certificate of Trust for PSEG Power Capital Trust V.

3-6   Trust Agreement for PSEG Power Capital Trust I.

3-7   Trust Agreement for PSEG Power Capital Trust II.

3-8   Trust Agreement for PSEG Power Capital Trust III.

3-9   Trust Agreement for PSEG Power Capital Trust IV.

3-10  Trust Agreement for PSEG Power Capital Trust V.

3-11 Form of Amended and Restated Trust Agreement to be used in connection with the issuance of preferred securities.

4-1   Form of Preferred Security Certificate (included in Exhibit 3-11).

4-2   Form of Deferrable Interest Subordinated Debenture (included in Exhibit
      4-4).

4-3   Form of Deferrable Interest Subordinated Debenture Indenture.

4-4   Form of Deferrable Interest Subordinated Debenture Supplemental Indenture.

4-5 Indenture dated as of April 16, 2001 between PSEG Power LLC and The Bank of New York, as Trustee, providing for Senior Debt Securities.(1)

4-6   Supplemental Indenture dated as of March 13, 2002.(2)

4-7   Form of Senior Debt Security.

4-8   Form of Guarantee Agreement for preferred securities.

5-1 Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities, the Debentures and the Guarantees, including consent.

Exhibit
-------

5-2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust I, including consent.

5-3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust II, including consent.

5-4 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust III, including consent.

5-5 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust IV, including consent.

5-6 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust V, including consent.

8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.

12    Computation of Ratio of Earnings to Fixed Charges.(3)

23-1  Independent Auditors' Consent.

23-2  Consent of James T. Foran, Esquire (included in Exhibit 5-1).

23-3 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-2, 5-3, 5-4, 5-5 and 5-6).

23-4  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 8).

24    Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Senior Indenture for PSEG Power LLC.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.

25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust I.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust II.

25-5 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust III.

25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust IV.

25-7 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust V.

25-8 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust I.

25-9 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust II.

25.10 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust III.

25.11 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust IV.

25.12 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust V.

----------
1 Previously filed as Exhibit 4.1 to Registration Statement on Form S-4, No. 333-69228, and incorporated herein by reference.

2 Previously filed as Exhibit 4.7 to Amended Quarterly Report on Form 10-Q/A for the Quarter ended March 31, 2002, File No. 000-49614, and incorporated herein by reference.

3 Previously filed as Exhibit 12-3 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 2003, File No. 000-49614, and incorporated herein by reference.

Item 17. Undertakings.

      The undersigned registrants hereby undertake:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (e)     The registrants hereby undertake that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrants, PSEG Power Capital Trust I, PSEG Power Capital Trust II, PSEG Power Capital Trust III, PSEG Power Capital Trust IV and PSEG Power Capital Trust V each certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 30th day of May 2003.

                                            PSEG Power Capital Trust I

                                            By: PSEG Power LLC, as Depositor

                                      BY:       /S/ MORTON A. PLAWNER
                                         ------------------------------------

                                            PSEG Power Capital Trust II

                                            By: PSEG Power LLC, as Depositor

                                      BY:       /S/ MORTON A. PLAWNER
                                         ------------------------------------

                                            PSEG Power Capital Trust III

                                            By: PSEG Power LLC, as Depositor

                                      BY:       /S/ MORTON A. PLAWNER
                                         ------------------------------------

                                            PSEG Power Capital Trust IV

                                            By: PSEG Power LLC, as Depositor

                                      BY:       /S/ MORTON A. PLAWNER
                                         ------------------------------------

                                            PSEG Power Capital Trust V

                                            By: PSEG Power LLC, as Depositor

                                      BY:       /S/ MORTON A. PLAWNER
                                         ------------------------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Fossil LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 30th day of May, 2003.

                                            PSEG Fossil LLC

                                            BY:    /S/ MORTON A. PLAWNER
                                                ----------------------------
                                                     Morton A. Plawner
                                                Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by Thomas M. O'Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on May 30, 2003.

                      Name                             Capacity
                      ----                             --------
               FRANK CASSIDY                    Principal Executive
                                                Officer, Principal Financial
                                                Officer and Director

               PATRICIA A. RADO                 Principal Accounting Officer

               ROY A. ANDERSON                  Director

               STEVEN R. TEITELMAN              Director

                                BY:    /S/ THOMAS M. O'FLYNN
                                    ----------------------------
                                         Thomas M. O'Flynn
                                          Attorney-In-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Nuclear LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 30th day of May, 2003.

                                            PSEG Nuclear LLC

                                            BY:    /S/ MORTON A. PLAWNER
                                                ----------------------------
                                                     Morton A. Plawner
                                                Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by Thomas M. O'Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on May 30, 2003.

                      Name                             Capacity
                      ----                             --------

               ROY A. ANDERSON                  Principal Executive
                                                Officer, Principal Financial
                                                Officer and Director

               PATRICIA A. RADO                 Principal Accounting Officer

               FRANK CASSIDY                    Director

               STEVEN R. TEITELMAN              Director

                                BY:    /S/ THOMAS M. O'FLYNN
                                    ----------------------------
                                         Thomas M. O'Flynn
                                          Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Energy Resources & Trade LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 30th day of May, 2003.

                                            PSEG Energy Resources & Trade LLC

                                            BY:    /S/ MORTON A. PLAWNER
                                                ----------------------------
                                                     Morton A. Plawner
                                                Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by Thomas M. O'Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on May 30, 2003.

                      Name                             Capacity
                      ----                             --------

               STEVEN R. TEITELMAN              Principal Executive
                                                Officer, Principal Financial
                                                Officer and Director

               PATRICIA A. RADO                 Principal Accounting Officer

               ROY A. ANDERSON                  Director

               FRANK CASSIDY                    Director

                                BY:    /S/ THOMAS M. O'FLYNN
                                    ----------------------------
                                         Thomas M. O'Flynn
                                          Attorney-In-Fact

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, PSEG Power LLC, certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 30th day of May, 2003.

                                            PSEG Power LLC

                                            BY:    /S/ MORTON A. PLAWNER
                                                ----------------------------
                                                     Morton A. Plawner
                                                Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

        Signature                      Capacity                          Date
        ---------                      --------                          ----

/s/ THOMAS M. O'FLYNN           Principal Financial Officer         May 30, 2003
-------------------------       and Director
    Thomas M. O'Flynn

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by Thomas M. O'Flynn, Attorney-In-Fact, on behalf of the following persons in the capacities indicated on May 30, 2003.

                      Name                             Capacity
                      -----                            --------

               E. JAMES FERLAND                 Principal Executive
                                                Officer and Director

               PATRICIA A. RADO                 Principal Accounting Officer

               ROBERT E. BUSCH                  Director

               FRANK CASSIDY                    Director

               ROBERT J. DOUGHERTY, JR.         Director

               R. EDWIN SELOVER                 Director

               MICHAEL J. THOMSON               Director

                                BY:    /S/ THOMAS M. O'FLYNN
                                    ----------------------------
                                         Thomas M. O'Flynn
                                          Attorney-In-Fact

                                  EXHIBIT INDEX

Exhibit
------

1-1   Form of Underwriting Agreement for Debt Securities.

1-2   Form of Underwriting Agreement for Trust Preferred Securities.

3-1   Certificate of Trust for PSEG Power Capital Trust I.

3-2   Certificate of Trust for PSEG Power Capital Trust II.

3-3   Certificate of Trust for PSEG Power Capital Trust III.

3-4   Certificate of Trust for PSEG Power Capital Trust IV.

3-5   Certificate of Trust for PSEG Power Capital Trust V.

3-6   Trust Agreement for PSEG Power Capital Trust I.

3-7   Trust Agreement for PSEG Power Capital Trust II.

3-8   Trust Agreement for PSEG Power Capital Trust III.

3-9   Trust Agreement for PSEG Power Capital Trust IV.

3-10  Trust Agreement for PSEG Power Capital Trust V.

3-11 Form of Amended and Restated Trust Agreement to be used in connection with the issuance of preferred securities.

4-1   Form of Preferred Security Certificate I (included in Exhibit 3-11).

4-2   Form of Deferrable Interest Subordinated Debenture (included in Exhibit
      4-4).

4-3   Form of Deferrable Interest Subordinated Debenture Indenture.

4-4   Form of Deferrable Interest Subordinated Debenture Supplemental Indenture.

4-5 Indenture dated as of April 16 2001 between PSEG Power LLC and The Bank of New York, as Trustee, providing for Senior Debt Securities.(1)

4-6   First Supplemental Indenture dated as of March 13, 2002.(2)

4-7   Form of Senior Debt Security.

4-8   Form of Guarantee Agreement for preferred securities.

5-1 Opinion of James T. Foran, Esquire relating to the validity of the Debt Securities, the Debentures and the Guarantees, including consent.

5-2 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust I, including consent.

5-3 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust II, including consent.

5-4 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust III, including consent.

5-5 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust IV, including consent.

5-6 Opinion of Richards, Layton & Finger, P.A., special Delaware counsel, relating to the validity of the Preferred Securities of PSEG Power Capital Trust V, including consent.

8 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel, as to tax matters, including consent.

12    Computation of Ratio of Earnings to Fixed Charges.(3)

23-1  Independent Auditors' Consent.

23-2  Consent of James T. Foran, Esquire (included in Exhibit 5-1).

23-3 Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5-2, 5-3, 5-4, 5-5 and 5-6).

23-4  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 8).

24    Power of Attorney.

25-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Senior Indenture for PSEG Power LLC.

25-2 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Indenture Trustee under the Deferrable Interest Subordinated Debenture Indenture and Deferrable Interest Subordinated Debenture Supplemental Indenture.

25-3 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust I.

25-4 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust II.

Exhibit
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25-5  Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust III.

25-6 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust IV.

25-7 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Property Trustee under the Amended and Restated Trust Agreement for PSEG Power Capital Trust V.

25-8 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust I.

25-9 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust II.

25-10 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust III.

25-11 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust IV.

25-12 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Guarantee Trustee under the Guarantee Agreement for PSEG Power Capital Trust V.

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1     Previously filed as Exhibit 4.1 to Registration Statement on Form S-4, No.
      333-69228, and incorporated herein by reference.

2 Previously filed as Exhibit 4.7 to Amended Quarterly Report on Form 10-Q/A for the Quarter ended March 31, 2002, File No. 000-49614, and incorporated herein by reference.

3 Previously filed as Exhibit 12-3 to Quarterly Report on Form 10-Q for the Quarter ended March 31, 2003, File No. 000-49614, and incorporated herein by reference.